Filed Pursuant to Rule 424(b)(3)
Registration No. 333-158111

GRUBB & ELLIS HEALTHCARE REIT II, INC.

SUPPLEMENT NO. 11 DATED MARCH 17, 2011
TO THE PROSPECTUS DATED MAY 5, 2010

This document supplements, and should be read in conjunction with, our prospectus dated May 5, 2010 relating to our offering of 330,000,000 shares of our common stock, as supplemented by Supplement No. 10 dated March 1, 2011. On March 10, 2011, we filed with the United States Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2010. This Annual Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 11. Unless otherwise defined in this Supplement No. 11, capitalized terms used have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 11 is to disclose:

•	the status of our public offering; and

•	our updated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, as disclosed in Annex A.

Status of our Public Offering

We commenced our initial public offering of shares of our common stock on August 24, 2009. As of March 4, 2011, we had received and accepted subscriptions in our offering for 19,111,800 shares of our common stock, or approximately $190,657,000, excluding shares of our common stock issued pursuant to our distribution reinvestment plan, or DRIP. As of March 4, 2011, 280,888,200 shares remained available for sale to the public pursuant to our offering, excluding shares available pursuant to our DRIP. We will sell shares of our common stock in our offering until the earlier of August 24, 2011, unless extended by our board of directors for an additional year or as otherwise permitted under applicable law, or the date on which the maximum offering amount has been sold.

ANNEX A

ANNUAL REPORT ON FORM 10-K
FOR THE
YEAR ENDED DECEMBER 31, 2010

See attached.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2010
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number:  333-158111 (1933 Act)

GRUBB & ELLIS HEALTHCARE REIT II, INC.
(Exact name of registrant as specified in its charter)

Maryland	26-4008719
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California (Address of principal executive offices)	92705 (Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

None	None

Securities registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.	Yes ☐ No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.	Yes ☐ No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been

subject to such filing requirements for the past 90 days.	Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or

for such shorter period that the registrant was required to submit and post such files).	Yes ☐ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in

Part III of this Form 10-K or any amendment to this Form 10-K.	☑

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☑	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).	Yes ☐ No ☑

 There is no established market for the registrant’s shares of common stock. The registrant is currently conducting an ongoing initial public offering of its shares of common stock pursuant to a Registration Statement of Form S-11, which shares are being sold at $10.00 per share, with discounts available for certain categories of purchasers. There were approximately 7,098,490 shares of common stock held by non-affiliates as of June 30, 2010, the last business day of the registrant’s most recently completed second fiscal quarter, for an aggregate market value of $70,985,000, assuming a market value of $10.00 per share.

 As of February 28, 2011, there were 18,869,725 shares of common stock of Grubb & Ellis Healthcare REIT II, Inc. outstanding.

Documents Incorporated by Reference:  Portions of the registrant’s proxy statement for the 2011 annual stockholders meeting which is expected to be filed no later than May 2, 2011 are incorporated by reference in Part III, Items 10, 11, 12, 13 and 14.

Grubb & Ellis Healthcare Reit II, Inc.
(A Maryland Corporation)

PART I

Item 1.	Business.

The use of the words “we,” “us” or “our” refers to Grubb & Ellis Healthcare REIT II, Inc. and its subsidiaries, including Grubb & Ellis Healthcare REIT II Holdings, LP, except where the context otherwise requires.

Our Company

Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation, was incorporated on January 7, 2009 and therefore we consider that our date of inception. We were initially capitalized on February 4, 2009. We intend to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We may also originate and acquire secured loans and other real estate-related investments. We generally will seek investments that produce current income. We intend to elect to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes for our taxable year ended December 31, 2010.

We are conducting a best efforts initial public offering, or our offering, in which we are offering to the public up to 300,000,000 shares of our common stock for $10.00 per share in our primary offering and 30,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, for $9.50 per share, for a maximum offering of up to $3,285,000,000, or the maximum offering. The United States, or U.S., Securities and Exchange Commission, or the SEC, declared our registration statement effective as of August 24, 2009. As of December 31, 2010, we had received and accepted subscriptions in our offering for 15,222,213 shares of our common stock, or $151,862,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until January 21, 2011, when we had received and accepted subscriptions aggregating at least $164,250,000) and shares of our common stock issued pursuant to the DRIP.

We conduct substantially all of our operations through Grubb & Ellis Healthcare REIT II Holdings, LP, or our operating partnership. We are externally advised by Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor that has a one-year term that expires June 1, 2011 and is subject to successive one-year renewals upon the mutual consent of the parties. Our advisor supervises and manages our day-to-day operations and selects the properties and real estate-related investments we acquire, subject to the oversight and approval of our board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor engages affiliated entities to provide various services to us. Our advisor is managed by and is a wholly owned subsidiary of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, which is a wholly owned subsidiary of Grubb & Ellis Company, or Grubb & Ellis, or our sponsor.

Key Developments during 2010 and 2011

•	On July 19, 2010, we entered into a loan agreement with Bank of America, N.A., to obtain a secured revolving credit facility in an aggregate maximum principal amount of $25,000,000, or the line of credit. The line of credit matures on July 19, 2012 and may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee. The proceeds of loans made under the line of credit may be used to finance the purchase of properties, for working capital or may be used for any other lawful purpose.

•	As of March 10, 2011, we had completed 14 acquisitions, 10 of which were acquisitions of medical office buildings, three of which were acquisitions of hospitals and one of which was an acquisition of skilled nursing facilities. The aggregate purchase price of these properties was $205,865,000 and was comprised of 26 buildings and 904,000 square feet of gross leasable area, or GLA.

•	As of February 28, 2011, we had received and accepted subscriptions in our offering for 18,559,580 shares of our common stock, or $185,142,000, excluding shares of our common stock issued pursuant to the DRIP.

Our Structure

The following is a summary of our organizational structure as of March 10, 2011:

Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 and the telephone number is (714) 667-8252. Our sponsor maintains a web site at www.gbe-reits.com/healthcare2, at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this filing. We make our periodic and current reports, as well as our Registration Statement on Form S-11 (File No. 333-158111), amendments to our registration statement and supplements to our prospectus, available at www.gbe-reits.com/healthcare2 as soon as reasonably practicable after such materials are electronically filed with the SEC. They are also available for printing by any stockholder upon request.

Investment Objectives

Our investment objectives are:

•	to preserve, protect and return our stockholders’ capital contributions;

•	to pay regular cash distributions; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.

We may not attain these objectives. Our board of directors may change our investment objectives if it determines it is advisable and in the best interest of our stockholders.

During the term of the Advisory Agreement, decisions relating to the purchase or sale of investments will be made by our advisor, subject to the oversight and approval by our board of directors.

Investment Strategy

We intend to use substantially all of the net proceeds from our offering to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We also may originate or acquire real estate-related investments such as mortgage, mezzanine, bridge and other loans, common and preferred stock of, or other interests in, public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities. We generally seek investments that produce current income. In order to maintain our exemption from regulation as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, we may be required to limit our investments in certain types of real estate-related investments.

We seek to maximize long-term stockholder value by generating sustainable growth in cash flows and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate.

In addition, when and as determined appropriate by our advisor, our portfolio may also include properties in various stages of development other than those producing current income. These stages include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization scenarios, all of which have limited or no relevant operating histories and no current income. Our advisor will make this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, we seek to invest in properties with the following attributes:

•	Quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We focus on local or regional markets that have potential for stable and growing property level cash flows over the long-term. These determinations will be based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we generally will seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would enable us to meet our objectives of growth in cash flows and preservation of capital and stability.

•	Cash Flows. We seek to acquire properties where the current and projected cash flows, including the potential for appreciation in value, would enable us to meet our overall investment objectives. We evaluate cash flows as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property will be considered unimproved or non-income producing property for purposes of this limitation if it: (1) is not acquired for the purpose of producing rental or other operating income, or (2) has no development or construction in process at the date of acquisition or planned in good faith to commence within one year of the date of acquisition.

We will not invest more than 10.0% of the offering proceeds available for investment in commercial mortgage-backed securities. In addition, we will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties and real estate-related investments we will acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments, and the amount of proceeds we raise in our offering and potential future offerings.

Real Estate Investments

We intend to invest in a diversified portfolio of real estate investments, focusing primarily on medical office buildings and healthcare-related facilities. We generally seek investments that produce current income. Our investments may include:

•	medical office buildings;

•	assisted living facilities;

•	skilled nursing facilities;

•	hospitals;

•	long-term acute care facilities;

•	surgery centers;

•	memory care facilities;

•	specialty medical and diagnostic service facilities;

•	laboratories and research facilities;

•	pharmaceutical and medical supply manufacturing facilities; and

•	offices leased to tenants in healthcare-related industries.

We generally seek to acquire real estate of the types described above that will best enable us to meet our investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, the income-producing capacity, and the prospects for long-term appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described above for a particular property type.

The consideration for each real estate investment must be authorized by a majority of our independent directors or a duly authorized committee of our board of directors, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from an affiliate, the fair market value determination must be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

Our real estate investments generally take the form of holding fee title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons.

In addition, we may purchase real estate investments and lease them back to the sellers of such properties. Our advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, we cannot assure our stockholders that the Internal Revenue Service, or the IRS, will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such real estate investment would be disallowed or significantly reduced.

Our obligation to close a transaction involving the purchase of real estate is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories or audited financial statements or summarized financial information of the lessee or guarantor, unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies;

•	liability insurance policies; and

•	tenant leases and operating agreements.

In determining whether to purchase a particular real estate investment, we may, in circumstances in which our advisor deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option is normally surrendered if the real estate is not purchased, and is normally credited against the purchase price if the real estate is purchased. We also may enter into arrangements with the seller or developer of a real estate investment whereby the seller or developer agrees that if, during a stated period, the real estate investment does not generate specified cash flows, the seller or developer will pay us cash in an amount necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

We will not purchase or lease real estate in which our sponsor, our advisor, our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the real estate investment to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such real estate investment at an amount in excess of its current appraised value as determined by an independent expert selected by our disinterested independent directors.

We intend to obtain adequate insurance coverage for all real estate investments in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. See Item 1A. Risk Factors, Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce our stockholders’ returns.

We intend to acquire leased properties with long-term leases in place and we do not intend to operate any healthcare-related facilities directly. As a REIT, we would be prohibited from operating healthcare-related facilities directly, however from time to time we may lease a healthcare-related facility that we acquire to a wholly owned taxable REIT subsidiary, or TRS. In such an event, our TRS will engage a third party in the business of operating healthcare-related facilities to manage the property.

Joint Ventures

We may enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of our advisor, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria used in the selection of our other properties. However, we will not participate in tenant-in-common syndications or transactions.

Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive.

We may only enter into joint ventures with other real estate investment programs sponsored or managed by our advisor or its affiliates, or Grubb & Ellis Group programs, or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, approves the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.

We may invest in general partnerships or joint ventures with other Grubb & Ellis Group programs or affiliates of our advisor to enable us to increase our equity participation in such venture as additional proceeds of our offering are received, so that ultimately we own a larger equity percentage of the property. Our entering into joint ventures with our advisor or any of its affiliates will result in certain conflicts of interest. See Item 1A. Risk Factors, Risks Related to Conflicts of Interest — If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner.

Real Estate-Related Investments

In addition to our acquisition of medical office buildings and healthcare-related facilities, we also may invest in real estate-related investments, including loans (mortgage, mezzanine, bridge and other loans) and securities investments (common and preferred stock of or other interests in public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities).

Investing In and Originating Loans

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. We may purchase existing loans from affiliates and we may make or invest in loans in which the borrower is an affiliate. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

Securities Investments

We may invest in the following types of securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private unaffiliated real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as commercial mortgage-backed securities and debt securities issued by other unaffiliated real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.

We have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of securities investments to make, our advisor will adhere to a board approved asset allocation framework consisting primarily of components such as: (1) target mix of securities across a range of risk/reward characteristics; (2) exposure limits to individual securities; and (3) exposure limits to securities subclasses (such as common equities, debt securities and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real estate and real estate-related investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macroeconomic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies. The specific number and mix of securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our securities and the amount of proceeds we raise in our offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

Development Strategy

We may engage our advisor or an affiliate of our advisor to provide development-related services for all or some of the properties that we acquire for development or refurbishment. In those cases, we will pay our advisor or its affiliate a development fee that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. However, we will not pay a development fee to our advisor or its affiliate if our advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development. In the event that our advisor assists with planning and coordinating the construction of any tenant improvements or capital improvements, our advisor may be paid a construction management fee of up to 5.0% of the cost of such improvements.

Disposition Strategy

We intend to hold each property or real estate-related investment we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for real estate-related investments other than real property is expected to be shorter than the holding period for real property assets. A property or real estate-related investment may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our advisor, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our advisor, the sale of the investment is in the best interest of our stockholders.

The determination of whether a particular property or real estate-related investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure our stockholders that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom practices in the area in which the investment being sold is located and the then-prevailing economic conditions.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and other real estate-related assets. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely affected if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time. We may also utilize derivative financial instruments such as fixed interest rate swaps and caps to add stability to interest expense and to manage our exposure to interest rate movements.

We anticipate that after our initial phase of operations (prior to the investment of all of the net proceeds of our offerings of shares of our common stock) when we may employ greater amounts of leverage, aggregate borrowings, both secured and unsecured, will not exceed 60.0% of the combined fair market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment. As of December 31, 2010, our aggregate borrowings were 36.5% of the combined fair market value of all of our real estate and real estate-related investments.

Our board of directors reviews our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. Our borrowing policies provide that the maximum amount of such borrowings in relation to our net assets will not exceed 300.0% of our net assets, unless any excess in such borrowing is approved by a majority of our directors and is disclosed in our next quarterly report along with the justification for such excess. For purposes of this determination, net assets are our total assets, other than intangibles, valued at cost before deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities. We compute our leverage at least quarterly on a consistently applied basis. Generally, the preceding calculation is expected to approximate 75.0% of the sum of the aggregate cost of our real estate and real estate-related assets before depreciation, amortization, bad debt and other similar non-cash reserves. As of March 10, 2011 and December 31, 2010, our leverage did not exceed 300.0% of the value of our net assets.

By operating on a leveraged basis, we will have more funds available for our investments. This generally allows us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

We will use our best efforts to obtain financing on the most favorable terms available to us and we will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification of assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from borrowing money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Board Review of Our Investment Policies

Our board of directors has established written policies on investments and borrowing. Our board of directors is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to ensure such policies are carried out. Our charter requires that our independent directors review our investment policies at least annually to determine that our policies are in the best interest of our stockholders. Each determination and the basis thereof is required to be set forth in the minutes of our applicable meetings of our directors. Implementation of our investment policies also may vary as new investment techniques are developed. Our investment policies may not be altered by our board of directors without the approval of our stockholders.

As required by our charter, our independent directors have reviewed our policies outlined above and determined that they are in the best interest of our stockholders because: (1) they increase the likelihood that we will be able to acquire a diversified portfolio of income-producing properties, thereby reducing risk in our portfolio; (2) there are sufficient property acquisition opportunities with the attributes that we seek; (3) our executive officers, directors and affiliates of our advisor have expertise with the type of real estate investments we seek; and (4) our borrowings will enable us to purchase assets and earn rental income more quickly, thereby increasing our likelihood of generating income for our stockholders and preserving stockholder capital.

Tax Status

We have not yet elected to be taxed as a REIT under the Code. We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, and we intend to be taxed as such beginning with our taxable year ended December 31, 2010. To qualify or maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.

If we fail to qualify or maintain our qualification as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders.

Distribution Policy

In order to qualify or maintain our qualification as a REIT for federal income tax purposes, among other things, we are required to distribute 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis or at all. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay distributions to our stockholders on a monthly basis. Because our cash available for distribution in any year may be less than 90.0% of our annual taxable income, excluding net capital gains, for the year, we may be required to borrow money, use proceeds from the issuance of securities (in our offering or subsequent offerings, if any) or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. These methods of obtaining funds could affect future distributions by increasing operating costs. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (3) jeopardize our ability to maintain our qualification as a REIT.

To the extent that distributions to our stockholders are paid out of our current or accumulated earnings and profits, such distributions are taxable as ordinary income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts constitute a return of capital to our stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain. All or a portion of a distribution to stockholders may be paid from net offering proceeds and thus, constitute a return of capital to our stockholders.

Monthly distributions are calculated with daily record dates so distribution benefits begin to accrue immediately upon becoming a stockholder. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. Subject to applicable REIT rules, generally we intend to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure our stockholders that we will be able to do so.

The amount of distributions we pay to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Code and restrictions imposed by our organizational documents and Maryland Law.

See Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Distributions, for a further discussion on distribution rates approved by our board of directors.

Competition

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare real estate REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets, and therefore, increased prices paid for them. Due to an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical office buildings or healthcare-related facilities, our business, financial condition, results of operations and our ability to pay distributions to our stockholders may be materially and adversely affected and our stockholders may experience a lower return on their investment.

Government Regulations

Many laws and governmental regulations are applicable to our properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

Costs of Compliance with the Americans with Disabilities Act.  Under the Americans with Disabilities Act of 1990, as amended, or the ADA, all public accommodations must meet federal requirements for access and use by disabled persons. Although we believe that we are in substantial compliance with present requirements of the ADA, none of our properties have been audited, nor have investigations of our properties been conducted to determine compliance. Additional federal, state and local laws also may require modifications to our properties or restrict our ability to renovate our properties. We cannot predict the cost of compliance with the ADA or other legislation. We may incur substantial costs to comply with the ADA or any other legislation.

Costs of Government Environmental Regulation and Private Litigation.  Environmental laws and regulations hold us liable for the costs of removal or remediation of certain hazardous or toxic substances which may be on our properties. These laws could impose liability without regard to whether we are responsible for the presence or release of the hazardous materials. Government investigations and remediation actions may have substantial costs and the presence of hazardous substances on a property could result in personal injury or similar claims by private plaintiffs. Various laws also impose liability on a person who arranges for the disposal or treatment of hazardous or toxic substances and such person often must incur the cost of removal or remediation of hazardous substances at the disposal or treatment facility. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. As the owner and operator of our properties, we may be deemed to have arranged for the disposal or treatment of hazardous or toxic substances.

Other Federal, State and Local Regulations.  Our properties will be subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we may incur governmental fines or private damage awards. While we believe that our properties will be in material compliance with all of these regulatory requirements, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely affect our ability to make distributions to our stockholders. We believe, based in part on engineering reports which are generally obtained at the time we acquire the properties, that all of our properties comply in all material respects with current regulations. However, if we were required to make significant expenditures under applicable regulations, our financial condition, results of operations, cash flows and ability to satisfy our debt service obligations and to pay distributions could be adversely affected.

Significant Tenants

As of December 31, 2010, three of our tenants at our consolidated properties accounted for 10.0% or more of our aggregate annualized base rent, as follows:

		Percentage of
	Annualized	Annualized		GLA	Lease Expiration
Tenant	Base Rent(1)	Base Rent	Property	(Square Feet)	Date

Landmark Holdings of Missouri, LLC	$2,620,000	14.4%	Monument Long-Term Acute Care Hospital Portfolio	85,000	10/31/25
Kissito Healthcare	$2,249,000	12.4%	Virginia Skilled Nursing Facility Portfolio	144,000	01/31/25
Laurel Health Care Company	$2,034,000	11.2%	Virginia Skilled Nursing Facility Portfolio	88,000	various - 2016 to 2025

(1)	Annualized base rent is based on contractual base rent from leases in effect as of December 31, 2010. The loss of any of these tenants or their inability to pay rent could have a material adverse effect on our business and results of operations.

Geographic Concentration

Based on leases in effect as of December 31, 2010, we owned properties in four states for which each state accounted for 10.0% or more of our annualized base rent. Virginia accounted for 23.6% of annualized base rent, Ohio accounted for 16.0% of annualized base rent, Texas accounted for 13.0% of annualized base rent and Oklahoma accounted for 10.7% of annualized base rent. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy. For a further discussion, see Item 2. Properties — Geographic Diversification/Concentration Table.

Employees

We have no employees and our executive officers are all employees of our advisor and/or its affiliates. Our day-to-day management is performed by our advisor and its affiliates. We cannot determine at this time if or when we might hire any employees, although we do not anticipate hiring any employees for the next twelve months. We do not directly compensate our executive officers for services rendered to us. However, our executive officers, consultants and the executive officers and key employees of our advisor are eligible for awards pursuant to the 2009 Incentive Plan, or our incentive plan. As of December 31, 2010, no awards had been granted to our executive officers, consultants or the executive officers or key employees of our advisor under this plan.

Financial Information About Industry Segments

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in medical office buildings, healthcare-related facilities and commercial office properties. Our investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of our assets have similar economic characteristics, tenants, products and services, our assets have been aggregated into one reportable segment for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Item 1A.	Risk Factors.

Investment Risks

There is no public market for the shares of our common stock. Therefore, it will be difficult for our stockholders to sell their shares of our common stock and, if our stockholders are able to sell their shares of our common stock, they will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of the shares of our common stock on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of shares of our stock, and these restrictions may inhibit our stockholders’ ability to sell their shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. We have adopted a share repurchase plan, but it is limited in terms of the amount of shares of our common stock which may be repurchased annually and subject to our board of directors’ discretion. Our board of directors may also amend, suspend or terminate our share repurchase plan upon 30 days written notice. Therefore, it will be difficult for our stockholders to sell their shares of our common stock promptly or at all. If our stockholders are able to sell their shares of our common stock, they may only be able to sell them at a substantial discount from the price they paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 11.0% of the gross offering proceeds, which will be used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use the gross proceeds from our offering to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that our stockholders will be able to sell their shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure our stockholders that their shares of our common stock will ever appreciate in value to equal the price they paid for their shares of our common stock. Therefore, our stockholders should consider the purchase of shares of our common stock as illiquid and a long-term investment, and they must be prepared to hold their shares of our common stock for an indefinite length of time.

Our offering is considered a “blind pool” offering because we have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from our offering.

We have not identified all of the real estate or real estate-related investments to acquire with the net proceeds of our offering. As a result, our offering is considered a “blind pool” offering because investors in our offering are unable to evaluate the manner in which our net proceeds are invested and the economic merits of our investments prior to subscribing for shares of our common stock. Additionally, stockholders will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the real estate or real estate-related investments we acquire in the future.

We have a limited operating history. Therefore, our stockholders may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other Grubb & Ellis Group programs may not be an accurate predictor of our future results.

We were formed in January 2009, and our offering was declared effective by the SEC on August 24, 2009, and therefore, we have a limited operating history. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a substantial operating history, and our stockholders should not rely on the past performance of other Grubb & Ellis Group programs to predict our future results. Our stockholders should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	rely on our dealer manager to build, expand and maintain its network of licensed securities brokers and other agents in order to sell shares of our common stock;

•	respond to competition both for investment opportunities and potential investors in us; and

•	build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause our stockholders to lose all or a portion of their investment.

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs and general and administrative expenses, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors for our losses, see Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto.

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of our stockholders’ investments may fluctuate more widely with the performance of specific investments.

We are dependent upon the net proceeds to be received from our offering to conduct our proposed activities. Our stockholders, rather than our management or our affiliates, will incur the bulk of the risk if we are unable to raise substantial funds. Our offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in our offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we cannot assure our stockholders as to the amount of proceeds that will be raised in our offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the amount we have raised to date, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. An investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

If we are unable to find suitable investments, we may not have sufficient cash flows available for distributions to our stockholders.

Our ability to achieve our investment objectives and to pay distributions to our stockholders is dependent upon the performance of our advisor in selecting investments for us to acquire, selecting tenants for our properties and securing financing arrangements. Except for stockholders who purchased shares of our common stock in our offering after such time as we supplemented our prospectus to describe one or more identified investments, our stockholders generally have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Our stockholders must rely entirely on the management ability of our advisor and the oversight of our board of directors. Our advisor may not be successful in identifying suitable investments on financially attractive terms or that, if it identifies suitable investments, our investment objectives will be achieved. If we, through our advisor, are unable to find suitable investments, we will hold the net proceeds of our offering in an interest-bearing account or invest the net proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

We face competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make acquisitions or may increase the cost of these acquisitions and may reduce our profitability and could cause our stockholders to experience a lower return on their investment.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare real estate REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets, and therefore, increased prices paid for them. Due to an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical office buildings or healthcare-related facilities, our business, financial condition and results of operations and our ability to pay distributions to our stockholders may be materially and adversely affected and our stockholders may experience a lower return on their investment.

Our stockholders may be unable to sell their shares of our common stock because their ability to have their shares of our common stock repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.

Our share repurchase plan includes significant restrictions and limitations. Except in cases of death or qualifying disability, our stockholders must hold their shares of our common stock for at least one year. Requesting stockholders must present at least 25.0% of their shares of our common stock for repurchase and until they have held their shares of our common stock for at least four years, repurchases will be made for less than they paid for their shares of our common stock. Shares of our common stock may be repurchased quarterly, at our discretion, on a pro rata basis, and are limited during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year. Funds for the repurchase of shares of our common stock come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. In addition, our board of directors may reject share repurchase requests in its sole discretion and reserves the right to amend, suspend or terminate our share repurchase plan at any time upon 30 days written notice. Therefore, in making a decision to purchase shares of our common stock, our stockholders should not assume that they will be able to sell any of their shares of our common stock back to us pursuant to our share repurchase plan and they also should understand that the repurchase price will not necessarily correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, our stockholders may not be able to sell their shares of our common stock even if they deem it necessary or desirable to do so.

Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the Advisory Agreement.

We are externally advised by our advisor pursuant to an Advisory Agreement between us and our advisor, which has a one-year term that expires June 1, 2011 and is subject to successive one-year renewals upon the mutual consent of the parties. In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the liquidation, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock and any shortfall in an annual 8.0% cumulative, non-compounded return to stockholders in the aggregate. In the event of a termination of the Advisory Agreement in connection with the listing of our common stock, the Advisory Agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock plus distributions paid by us prior to the listing of the shares of our common stock on a national securities exchange, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the Advisory Agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15.0% of the net proceeds if we liquidated all of our assets at fair market value, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock and any shortfall in the annual 8.0% cumulative, non-compounded return to our stockholders in the aggregate. Upon our advisor’s receipt of this distribution, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor in connection with the termination of the Advisory Agreement cannot be determined at the present time, but such amounts, if paid, will reduce the cash available for distribution to our stockholders.

We may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, our stockholders may have to hold their investment in shares of our common stock for an indefinite period of time.

On a limited basis, our stockholders may be able to sell shares of our common stock through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to: (1) the listing of the shares of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our real estate and real estate-related investments for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the completion of our offering and any subsequent public offerings, or our offerings, excluding any offerings pursuant to the DRIP or that is limited to any benefit plans. However, we are not obligated, through our charter or otherwise, to effectuate a liquidity event and may not effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for our stockholders to have liquidity for their investment in the shares of our common stock other than limited liquidity through our share repurchase plan.

Because a portion of the offering price from the sale of shares of our common stock in our offering is used to pay expenses and fees, the full offering price paid by our stockholders is not invested in real estate investments. As a result, our stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) list the shares of our common stock on a national securities exchange and the market value of our company after we list is substantially in excess of the original purchase price of our assets.

Our board of directors may change our investment objectives without seeking our stockholders’ approval.

Our board of directors may change our investment objectives without seeking our stockholders’ approval if our directors, in accordance with their fiduciary duties to our stockholders, determine that a change is in our stockholders’ best interest. A change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

Risks Related to Our Business

We have not had sufficient cash available from operations to pay distributions, and, therefore, we have paid distributions from the net proceeds of our offering, from borrowings in anticipation of future cash flows or from other sources, such as our sponsor. Any such distributions may reduce the amount of capital we ultimately invest in assets and negatively impact the value of our stockholders’ investment.

Distributions payable to our stockholders may include a return of capital, rather than a return on capital. We have not established any limit on the amount of proceeds from our offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (3) jeopardize our ability to qualify or maintain our qualification as a REIT. The actual amount and timing of distributions are determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify or maintain our qualification as a REIT. As a result, our distribution rate and payment frequency vary from time to time.

We have used, and in the future may use, the net proceeds from our offering, borrowed funds, or other sources, such as our sponsor, to pay cash distributions to our stockholders in order to qualify or maintain our qualification as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. As a result, the amount of net proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2010 and ending on June 30, 2010, as a result of our sponsor advising us that it intended to fund these distributions until we acquired our first property. We acquired our first property, Lacombe Medical Office Building, on March 5, 2010. Our sponsor did not receive any additional shares of our common stock or other consideration for funding these distributions, and we will not repay the funds provided by our sponsor for these distributions. Our sponsor is not obligated to contribute monies to fund any subsequent distributions. Subsequently, our board of directors authorized, on a quarterly basis, a daily distribution to our stockholders of record as of the close of business on each day of the quarterly periods commencing on July 1, 2010 and ending on March 31, 2011.

The distributions are calculated based on 365 days in the calendar year and are equal to $0.0017808 per day per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date are paid only from legally available funds. We can provide no assurance that we will be able to continue this distribution rate or pay any subsequent distributions to our stockholders.

For the year ended December 31, 2010, we paid distributions of $4,072,000 ($2,087,000 in cash and $1,985,000 in shares of our common stock pursuant to the DRIP), none of which were paid from cash flows from operations of $(2,881,000). $259,000, or 6.4% of the distributions, were paid using funds from our sponsor. The distributions in excess of our cash flows from operations and funds from our sponsor were paid from offering proceeds. Under accounting principles generally accepted in the United States of America, or GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses are paid from offering proceeds.

For a further discussion of distributions, see Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Distributions and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Distributions.

As of December 31, 2010, we had an amount payable of $194,000 to our advisor or its affiliates for asset and property management fees, operating expenses, on-site personnel and engineering payroll and lease commissions, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of December 31, 2010, no amounts due to our advisor or its affiliates have been deferred, waived or forgiven. Our advisor and its affiliates have no obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with the net proceeds from our offering, funds from our sponsor or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the year ended December 31, 2010, our funds from operations, or FFO, was $(3,837,000). For the year ended December 31, 2010, we paid distributions of $259,000, or 6.4%, using funds from our sponsor and $3,813,000, or 93.6%, from proceeds from our offering. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net loss to FFO, see Part II, Item 6. Selected Financial Data.

We may suffer from delays in locating suitable investments, which could reduce our ability to pay distributions to our stockholders and reduce their return on their investment.

There may be a substantial period of time before all of the proceeds of our offering are invested in suitable investments, particularly as a result of the current economic environment and capital constraints. Because we are conducting our offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions to our stockholders.

The availability and timing of cash distributions to our stockholders is uncertain. If we fail to pay distributions, our stockholders’ investment in shares of our common stock could suffer.

We expect to continue to pay monthly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash flows generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure our stockholders that sufficient cash will be available to pay distributions to them monthly, or at all. Should we fail for any reason to distribute at least 90.0% of our annual taxable income, excluding net capital gains, we would not qualify for the favorable tax treatment accorded to REITs.

We are uncertain of all of our sources of debt or equity for funding our capital needs. If we cannot obtain funding on acceptable terms, our ability to acquire and make necessary capital improvements to properties may be impaired or delayed.

We intend to use the gross proceeds of our offering to buy a diversified portfolio of real estate and real estate-related investments and to pay various fees and expenses. In addition, to qualify or maintain our qualification as a REIT, we generally must distribute to our stockholders at least 90.0% of our annual taxable income, excluding net capital gains, each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our capital needs from retained earnings. We have not identified all of our sources of debt or equity for funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to acquire and make necessary capital improvements to properties, pay other expenses or expand our business.

We intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of our stockholders’ investment.

We have financed and will continue to finance a portion of the purchase price of our investments in real estate and real estate-related investments by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of our offerings of shares of our common stock) when we may employ greater amounts of leverage to enable us to purchase properties more quickly, and therefore, generate distributions for our stockholders sooner, our overall leverage will not exceed 60.0% of the combined market value of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300.0% of our net assets, without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we qualify or maintain our qualification as a REIT for federal income tax purposes.

High debt levels may cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flows from a property and the cash flows needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our stockholders’ investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash available for distribution to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

The ongoing market disruptions may adversely affect our operating results and financial condition.

The global financial markets have been undergoing pervasive and fundamental disruptions. The continuation or intensification of any such volatility may have an adverse impact on the availability of credit to businesses generally and could lead to a further weakening of the U.S. and global economies. To the extent that turmoil in the financial markets continues and/or intensifies, it has the potential to materially affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, any outstanding debt when due and/or the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The ongoing market disruptions could also affect our operating results and financial condition as follows:

•	Debt and Equity Markets — Our results of operations are sensitive to the volatility of the credit markets. The real estate debt markets have been experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold commercial mortgage-backed securities in the market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions. This may result in our property operations generating lower overall economic returns and a reduced level of cash flows, which could potentially impact our ability to pay distributions to our stockholders. In addition, the ongoing dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues, income and/or cash flows from the acquisition and operations of real estate and mortgage loans. In addition, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Valuations — The ongoing market volatility will likely make the valuation of our properties more difficult. There may be significant uncertainty in the valuation, or in the stability of the value, of our properties that could result in a substantial decrease in the value of our properties. As a result, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.

•	Government Intervention — The pervasive and fundamental disruptions that the global financial markets have been undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to international, national and local economic factors we cannot control or predict.

Our results of operations are subject to the risks of an international or national economic slowdown or downturn and other changes in international, national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•	poor economic times may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•	the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•	our lender under our line of credit could refuse to fund their financing commitment to us or could fail and we may not be able to replace the financing commitment of such lender on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•	increased insurance premiums, real estate taxes or utilities or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of any economic slowdown or downturn cannot be predicted. Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments may be negatively impacted to the extent an economic slowdown or downturn is prolonged or becomes more severe.

Increasing vacancy rates for commercial real estate resulting from ongoing disruptions in the financial markets and deteriorating economic conditions could reduce revenue and the resale value of our properties.

We depend upon tenants for a majority of our revenue from real property investments. Ongoing disruptions in the financial markets and deteriorating economic conditions have resulted in a trend toward increasing vacancy rates for virtually all classes of commercial real estate, including medical office buildings and healthcare-related facilities, due to generally lower demand for rentable space, as well as potential oversupply of rentable space. Increased unemployment rates have led to reduced demand for medical services, causing physician groups and hospitals to delay expansion plans, leaving a growing number of vacancies in new buildings. Reduced demand for medical office buildings and healthcare-related facilities could require us to increase concessions, tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire the property. In addition, the market value of a particular property could be diminished by prolonged vacancies. The continuation of disruptions in the financial markets and deteriorating economic conditions could impact certain properties we acquire and such properties could experience higher levels of vacancy than anticipated at the time we acquire them. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to our stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure our stockholders that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our current or future tenants, or any guarantor of one of our current or future tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the U.S. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15.0% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our cash flows and the amount available for distributions to our stockholders. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our cash flows and the amounts available for distributions to our stockholders may be adversely affected.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions could be lower than if we did not enter into long-term leases.

We may incur additional costs in acquiring or re-leasing properties, which could adversely affect the cash available for distribution to our stockholders.

We have and may continue to invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to our stockholders.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract, or replace or retain tenants and decrease our stockholders’ return on their investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flows as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to stockholders.

Our success is dependent on the performance of our advisor and certain key personnel.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and the management of our day-to-day activities. Our advisor has broad discretion over the use of proceeds from our offering and our stockholders will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in our prospectus or our periodic filings with the SEC. We rely on the management ability of our advisor, subject to the oversight and approval of our board of directors. Accordingly, investors should not purchase shares of our common stock unless they are willing to entrust all aspects of our day-to-day management to our advisor. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its own operations or the operations of our sponsor unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In addition, our success depends to a significant degree upon the continued contributions of our advisor’s officers and certain of the officers and employees of our sponsor, who manage our advisor, in particular Mr. Hanson and Mr. Prosky, each of whom would be difficult to replace. Mr. Hanson and Mr. Prosky currently serve as our executive officers and Mr. Hanson and Mr. Prosky currently serve as two of our directors. In the event that Mr. Hanson or Mr. Prosky are no longer employed by our sponsor, for any reason, such person would automatically resign from our company. The termination of Mr. Hanson’s or Mr. Prosky’s employment with our sponsor could have a material adverse effect on our success and our sponsor may not be able to attract and hire as capable individuals to replace Mr. Hanson and/or Mr. Prosky. We do not have key man life insurance on any of our sponsor’s key personnel. If our advisor or our sponsor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

The fees we will pay our advisor under the Advisory Agreement and the distributions payable to our advisor under our operating partnership agreement were not determined on an arm’s-length basis, and therefore, may not be on the same terms as those we could negotiate with an unrelated party.

Our independent directors relied on information and recommendations provided by our advisor to determine the fees and distributions payable to our advisor and its affiliates under the Advisory Agreement and pursuant to the subordinated participation interest in our operating partnership. As a result, these fees and distributions cannot be viewed as having been determined on an arm’s-length basis and we cannot assure our stockholders that an unaffiliated party would not be willing and able to provide to us the same services at a lower price.

Our advisor may terminate the Advisory Agreement, which could require us to pay substantial fees and may require us to find a new advisor.

Either we or our advisor can terminate the Advisory Agreement upon 60 days written notice to the other party. However, if the Advisory Agreement is terminated in connection with the listing of shares of our common stock on a national securities exchange, our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of our common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the Advisory Agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution equal to the amount that would be payable to our advisor pursuant to the incentive distribution upon sales if we liquidated all of our assets for their fair market value. Upon our advisor’s receipt of this distribution, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor pursuant to the Advisory Agreement cannot be determined at the present time.

If our advisor was to terminate the Advisory Agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find a new advisor or employees or enter into agreements for such services on acceptable terms.

If we internalize our management functions, we could incur significant costs associated with being self-managed.

Our strategy may involve internalizing our management functions. If we internalize our management functions, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the Advisory Agreement; however our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and FFO, and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, our net income per share and FFO per share may be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to you.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor may not be employed by us, but instead may remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs and/or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

Our success is dependent on the performance of our sponsor.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in our sponsor’s industry. A prolonged and pronounced recession could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that our sponsor has already experienced, and would continue to put downward pressure on our sponsor’s revenues and operating results. To the extent that any decline in our sponsor’s revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer.

Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to acquire investments or pay distributions.

In the past, our sponsor or its affiliates have, in certain circumstances, deferred or forgiven fees and loans payable by programs sponsored or managed by our sponsor or its affiliates. Our advisor and its affiliates, including our sponsor, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to acquire investments or pay distributions.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions to our stockholders. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and acquire investments.

We have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally-insured levels. If any banking institution in which we have deposited funds ultimately fails, we may lose the amount of our deposits over any federally-insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders’ investment.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of relationships among us, our officers, our advisor and its affiliates, including the material conflicts discussed below.

We may compete with other Grubb & Ellis Group programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities, which may reduce our returns on our investments.

Our sponsor or its affiliates have sponsored existing programs with investment objectives and strategies similar to ours, and may sponsor other similar programs in the future. As a result, we may be buying properties at the same time as one or more of the other Grubb & Ellis Group programs managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another Grubb & Ellis Group program. We cannot be sure that officers and employees acting for or on behalf of our advisor and on behalf of managers of other Grubb & Ellis Group programs will act in our best interest when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, our advisor and other entities or programs managed by its affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.

The conflicts of interest faced by our officers may cause us not to be managed solely in our stockholders’ best interest, which may adversely affect our results of operations and the value of our stockholders’ investment.

All of our officers also are officers or employees of our sponsor, our advisor, and other affiliated entities that will receive fees in connection with our offering and our operations. In addition, Mr. Hanson, Mr. Prosky,

Ms. Johnson, Ms. Lo and Mr. Oh each own a less than 1.0% interest in our sponsor. In addition, Mr. Hanson, Mr. Prosky, Ms. Johnson and Ms. Lo each hold options to purchase a de minimis amount of our sponsor’s outstanding common stock. Mr. Hanson also owns a de minimis interest in several other Grubb & Ellis Group programs.

Some of the Grubb & Ellis Group programs in which our officers have invested and to which they provide services, have investment objectives similar to our investment objectives. These individuals have legal and fiduciary obligations to these entities which are similar to those they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment opportunities. Furthermore, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs, the time they devote to our business may decline and be less than we require. If our officers, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer and this may adversely affect our results of operations and the value of our stockholders’ investment.

Our advisor’s officers face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.

Certain of the officers of our advisor face competing demands relating to their time and resources because they are also affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the ownership value of shares of our common stock.

Our advisor faces conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in our stockholders’ long-term best interest.

Under the Advisory Agreement and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor is entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in both our and our stockholders’ long-term best interest. The fees to which our advisor or its affiliates are entitled include acquisition fees, asset management fees, property management fees, disposition fees and other fees as provided for under the Advisory Agreement and agreement of limited partnership with our operating partnership. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of the shares of our common stock, certain merger transactions or the termination of the Advisory Agreement. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of our performance, our advisor’s interests may not be wholly aligned with our stockholders. In that regard, our advisor or its affiliates receives an asset management fee with respect to the ongoing operation and management of properties based on the amount of our initial investment and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions.

Our advisor may receive economic benefits from its status as a limited partner without bearing any of the investment risk.

Our advisor is a limited partner in our operating partnership. Our advisor is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and an annual 8.0% cumulative, non-compounded return on the gross proceeds of the sale of shares of our common stock. We bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of our operating partnership’s proceeds from property dispositions.

The distribution payable to our advisor may influence our decisions about listing the shares of our common stock on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.

Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our stockholders’ long-term best interest. The subordinated participation interest may require our operating partnership to make a distribution to our advisor upon the listing of the shares of our common stock on a national securities exchange or the merger of our company with another company in which our stockholders receive shares that are traded on a national securities exchange, if our advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement even if our advisor is no longer serving as our advisor. To avoid making this distribution, our independent directors may decide against listing the shares of our common stock or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in our stockholders’ best interest. In addition, the requirement to pay these fees could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to the advisor.

We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

We may acquire assets from affiliates of our advisor. Further, we may also dispose of assets to affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner.

In the event that we enter into a joint venture with any other program sponsored or advised by our sponsor or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Grubb & Ellis Group programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other Grubb & Ellis Group programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could occur regarding matters pertaining to the joint venture, including determining when and whether to buy or sell a particular property and the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to our stockholders.

Risks Related to Our Organizational Structure

Several potential events could cause our stockholders’ investment in us to be diluted, which may reduce the overall value of their investment.

Our stockholders’ investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances pursuant to the DRIP and up to 200,000,000 shares of any preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities pursuant to our incentive plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.

To the extent we issue additional equity interests after our stockholders purchase shares of our common stock in our offering, their percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate and real estate-related investments, our stockholders may also experience dilution in the book value and fair market value of their shares of our common stock.

Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of shares of our common stock in which our stockholders could profit.

Our charter authorizes our board of directors to issue up to 200,000,000 shares of preferred stock. Our board of directors has the discretion to establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock. If we authorize and issue preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of a large block of our securities; or

•	removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our stock on terms that might be financially attractive to our stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease their ability to sell their shares of our common stock.

Our stockholders’ ability to control our operations is severely limited.

Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. Under our charter and Maryland law, our stockholders have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of our shares of stock, increase or decrease the number of our shares of any class or series that we have the authority to issue, effect certain reverse stock splits, or qualify as a REIT under the Code;

•	our dissolution; and

•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Limitations on share ownership and transfer may deter a sale of our common stock in which our stockholders could profit.

The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our stockholders’ common stock. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Maryland takeover statutes may deter others from seeking to acquire us and prevent our stockholders from making a profit in such transaction.

The Maryland General Corporation Law, or the MGCL, contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of us. Our bylaws exempt us from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statute (which, among other things, prohibits a merger or consolidation with a 10.0% stockholder for a period of time) with respect to our affiliates. However, if the bylaw provisions exempting us from the control share acquisition statute or our board resolution opting out of the business combination statute were repealed, these provisions of Maryland law could delay or prevent offers to acquire us and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interest.

The MGCL and our organizational documents limit our stockholders’ right to bring claims against our officers and directors.

The MGCL provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under the MGCL, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless: (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) they actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter also provides that we may not indemnify or hold harmless our directors, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interest, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit our stockholders’ ability to dispose of their shares of our common stock.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Our charter includes a provision that may discourage a stockholder from launching a tender offer for shares of our common stock.

Our charter requires that any tender offer made by a person, including any “mini-tender” offer, must comply with Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide us notice of the tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, we will have the right to repurchase that person’s shares of our stock and any shares of our stock acquired in such tender offer. In addition, the non-complying offeror shall be responsible for all of our expenses in connection with that stockholders’ noncompliance. This provision of our charter may discourage a person from initiating a tender offer for shares of our common stock and prevent our stockholders from receiving a premium price for their shares of our common stock in such a transaction.

Our stockholders’ investment return may be reduced if we are required to register as an investment company under the Investment Company Act. To avoid registration as an investment company, we may not be able to operate our business successfully. If we become subject to registration under the Investment Company Act, we may not be able to continue our business.

We are not registered, and do not intend to register, as an investment company under the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order for us not to be subject to regulation under the Investment Company Act, we intend to engage, through our operating partnership and subsidiaries, primarily in the business of buying real estate. We expect that investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act by virtue of the definition of “investment company” provided in Section 3(a)(1) of the Investment Company Act.

In the event that any of our subsidiaries are deemed to be an investment company pursuant to Section 3(a)(1) of the Investment Company Act, such subsidiaries would have to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. To rely upon Section 3(c)(5)(C) of the Investment Company Act such subsidiaries would have to invest at least 55.0% of its respective portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate investments” and maintain an additional 25.0% of assets in qualifying real estate investments or other real estate-related assets. The remaining 20.0% of the portfolio’s assets can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets, and therefore, investments in these types of assets may be limited. The SEC may not concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

We may determine to operate through our majority owned operating partnership or other wholly owned or majority owned subsidiaries. If so, our subsidiaries will be subject to investment restrictions so that the respective majority owned or wholly owned subsidiary does not come within the definition of an investment company, or cause us to come within the definition of an investment company, under the Investment Company Act.

To ensure that neither we, nor our operating partnership, nor any of our other wholly owned or majority owned subsidiaries are required to register as an investment company, each entity may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or any of our other wholly owned or majority owned subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or any of our other subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

As part of our advisor’s obligations under the Advisory Agreement, our advisor will agree to refrain from taking any action which, in its sole judgment made in good faith, would subject us to regulation under the Investment Company Act. Failure to maintain an exclusion from registration under the Investment Company Act would require us to significantly restructure our business plan. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we are required to register as an investment company, and we may be required to terminate the Advisory Agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions.

Risks Related to Investments in Real Estate

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of their investment.

We are subject to risks generally incidental to the ownership of real estate, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive, and therefore, potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to our stockholders or reduce the value of their investment.

If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income-producing properties, such real estate investments may not appreciate or may decrease in value.

Although the real estate market has been experiencing severe dislocations, in the future the market may experience a substantial influx of capital from investors. Any substantial flow of capital, combined with significant competition for income-producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment in the future, we will be subject to the risk that the value of such investments may not appreciate or may decrease significantly below the amount we paid for such investment.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction, we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property; therefore, accumulating such cash could reduce our funds available for distributions to our stockholders. Any of the foregoing events may have an adverse effect on our operations.

Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce our stockholders’ returns.

There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure our stockholders that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to our stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders.

Terrorist attacks may negatively affect our operations and our stockholders’ investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the U.S. and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices, which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders.

Dramatic increases in insurance rates could adversely affect our cash flows and our ability to pay distributions to our stockholders.

We may not be able to obtain insurance coverage at reasonable rates due to high premium and/or deductible amounts. As a result, our cash flows could be adversely impacted due to these higher costs, which would adversely affect our ability to pay distributions to our stockholders.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and our ability to pay distributions to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect our stockholders’ returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Therefore, our stockholders could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved real property to real property we intend to develop, our stockholders’ investment, nevertheless, is subject to the risks associated with investments in unimproved real property.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may acquire one or more properties under development. We anticipate that if we do acquire properties that are under development, we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties, and that we will be required to close the purchase of the property upon completion of the development of the property. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money deposit will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate investments until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our advisor, subject to the oversight and approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure our stockholders that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which our stockholders will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to our stockholders.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows from operations.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flows from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our stockholders may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If we sell one of our properties during liquidation, our stockholders may experience a delay before receiving their share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, our stockholders may experience a delay in the distribution of the proceeds of a sale until such time.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to our stockholders.

Because we own and operate real estate, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to our stockholders. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office buildings or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.

As a REIT, we will invest primarily in real estate. Within the real estate industry, we have and will continue to acquire or selectively develop and own medical office buildings and healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.

A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to pay distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings and healthcare-related facilities.

A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.

Although we intend to acquire real estate throughout the U.S., it is likely that a significant portion of our portfolio will be located in southern and western states. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.

Some of the properties we have acquired and will seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully.

Our medical office buildings and healthcare-related facilities often will face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.

Similarly, our tenants will face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75.0% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90.0% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the FASB and the International Accounting Standards Board, or the IASB, initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB, or collectively, the Boards, issued an Exposure Draft on August 17, 2010, or the Exposure

Draft, which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Draft will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.

The Exposure Draft does not include a proposed effective date; however, the Boards plan to issue a final standard regarding lease accounting in 2011.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

The properties we acquire may be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to our stockholders.

Increased operating expenses could reduce cash flows from operations and funds available to acquire investments or pay distributions.

Any property that we have acquired or may acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. While we expect that many of our property leases will require the tenants to pay all or a portion of these expenses, some of our leases or future leases may not be negotiated on that basis, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to our stockholders.

Our operating properties will be subject to real and personal property taxes that may increase in the future, which could adversely affect our cash flows.

Our operating properties will be subject to real and personal property taxes that may increase as tax rates change and as the operating properties are assessed or reassessed by taxing authorities. Some of our leases generally provide that the property taxes or increases therein are charged to the tenants as an expense related to the operating properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we will be ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the operating property and the operating property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to our stockholders.

Risks Related to the Healthcare Industry

The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to pay distributions to our stockholders.

Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the U.S. and are subject to change; therefore, this may adversely impact our tenants’ ability to provide services in different states. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.

In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.

In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. Currently, at the end of 2011, the physician’s reimbursement from Medicare may be reduced due to the sustainable growth rate being cut by over 25.0% unless the federal government provides a change in the legislation prior to the end of 2011. This reduction in Medicare reimbursement may adversely impact our tenants’ ability to make rental payments.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Some tenants of our medical office buildings and healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to pay distributions to our stockholders.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	increased expense for uninsured patients;

•	increased competition among healthcare providers;

•	increased liability insurance expense;

•	continued pressure by private and governmental payors to reduce payments to providers of services;

•	increased scrutiny of billing, referral and other practices by federal and state authorities;

•	changes in federal and state healthcare program payment models; and

•	increased emphasis on compliance with privacy and security requirements related to personal health information.

These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to pay distributions to our stockholders.

Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Recently enacted comprehensive healthcare reform legislation, the effects of which are not yet known, could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts will serve as the primary vehicle for comprehensive healthcare reform in the U.S. The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included within the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, beginning in 2010 and concluding in 2018. At this time, the effects of healthcare reform and its impact on our properties are not yet known but could materially adversely affect our business, financial condition, results of operations and ability to pay distributions to our stockholders.

Risks Related to Debt Financing

Increases in interest rates could increase the amount of our debt payments, and therefore, negatively impact our operating results.

Interest we will pay on our debt obligations will reduce cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.

We are exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we have and may continue to borrow at fixed rates or variable rates depending upon prevailing market conditions. We have and may continue to also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument.

Hedging activity may expose us to risks.

When we use derivative financial instruments to hedge against interest rate fluctuations, we are exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to our stockholders will be adversely affected.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. We have and may continue to enter into loan documents that contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We have and may continue to finance or refinance our properties using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to pay distributions to our stockholders.

Some of our current and future financing arrangements will require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to our stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to qualify or maintain our qualification as a REIT. Any of these results would have a significant, negative impact on our stockholders’ investment.

Risks Related to Real Estate-Related Investments

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we acquire investments in mortgage loans or mortgage-backed securities, such investments will involve special risks relating to the particular borrower or issuer of the mortgage-backed securities and we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate. If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The commercial mortgage-backed securities in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.

Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater credit risk than those commercial mortgage-backed securities that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real estate.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real estate or loans secured by a pledge of the ownership interests of either the entity owning the real estate or the entity that owns the interest in the entity owning the real estate. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-

producing real estate because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real estate and increasing the risk of loss of principal.

Real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in real estate or real estate-related assets.

We may invest in the common and preferred stock of both publicly traded and private unaffiliated real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with acquiring real estate-related investments discussed in these risk factors, including risks relating to rising interest rates.

We expect a portion of our real estate-related investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may acquire real estate-related investments in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related investments to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common stock may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related investments.

If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate-related investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Related to Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we have and may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate, we may enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture and decrease potential returns to our stockholders. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flows or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to pay cash distributions to our stockholders.

Federal Income Tax Risks

Failure to qualify or maintain our qualification as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to pay distributions to our stockholders.

We have not yet elected to be taxed as a REIT under the Code. We intend to make an election to be taxed as a REIT under Section 856 through 860 of the Code, and we intend to be taxed as such beginning with our taxable year ended December 31, 2010. To qualify or maintain our qualification as a REIT, we must meet various requirements set forth in the Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify or maintain our qualification as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to qualify or maintain our qualification as a REIT or revoke our REIT election, which it may do without stockholder approval.

If we fail to qualify or maintain our qualification as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

As a result of all these factors, our failure to qualify or maintain our qualification as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to pay distributions to our stockholders.

To qualify or maintain our qualification as a REIT and to avoid the payment of federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities (including our offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our annual taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including our offering) or sell assets in order to distribute enough of our taxable income to qualify or maintain our qualification as a REIT and to avoid the payment of federal income and excise taxes.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a TRS or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the IRS could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax-related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal income tax rate currently is 35.0%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to qualify or maintain our qualification as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 25.0% of the value of all of our assets at the end of any calendar quarter. If the IRS were to determine that the value of our interests in all of our TRSs exceeded 25.0% of the value of total assets at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more

TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 25.0% of the value of our total assets at the end of any calendar quarter, and therefore, cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25.0% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our qualification as a REIT. Our failure to qualify or maintain our qualification as a REIT would adversely affect our stockholders’ return on their investment.

Our stockholders may have a current tax liability on distributions they elect to reinvest in shares of our common stock.

If our stockholders participate in the DRIP, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless our stockholders are a tax-exempt entity, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.

Legislative or regulatory action with respect to taxes could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal and state income tax laws applicable to investments similar to an investment in shares of our common stock. On March 30, 2010, the President signed into law the Reconciliation Act. The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012.

Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and an extension of that legislation by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. One of the changes effected by that legislation generally reduced the maximum tax rate on qualified dividends paid by corporations to individuals to 15.0% through 2012. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 35.0%. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to you, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our stockholders’ best interest.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to our stockholders.

Distributions to tax-exempt stockholders may be classified as UBTI.

Neither ordinary nor capital gain distributions with respect to the shares of our common stock nor gain from the sale of the shares of our common stock should generally constitute unrelated business taxable income, or UBTI, to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if the shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•	part of the income and gain recognized by a tax exempt stockholder with respect to the shares of our common stock would constitute UBTI if the stockholder incurs debt in order to acquire the shares of our common stock; and

•	part or all of the income or gain recognized with respect to the shares of our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as UBTI.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify or maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.

A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure our stockholders that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock.

Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.

A foreign stockholder also may be subject to FIRPTA upon the payment of any capital gain dividends by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. Additionally, capital gains dividends paid to foreign stockholders, if attributable to gain from sales or exchanges of U.S. real property interests, would not be exempt from FIRPTA and would be subject to FIRPTA tax.

Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks

We, and our stockholders that are employee benefit plans, individual retirement accounts, or IRAs, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs, health savings accounts, or Coverdell education savings accounts (referred to generally as Benefit Plans and IRAs) will be subject to risks relating specifically to our having such Benefit Plan and IRA stockholders, which risks are discussed below.

If our stockholders fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in shares of our common stock, our stockholders could be subject to criminal and civil penalties.

There are special considerations that apply to Benefit Plans or IRAs investing in shares of our common stock. If our stockholders are investing the assets of a Benefit Plan or IRA in us, they should consider:

•	whether their investment is consistent with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, or any other applicable governing authority in the case of a government plan;

•	whether their investment is made in accordance with the documents and instruments governing their Benefit Plan or IRA, including their Benefit Plan or IRA’s investment policy;

•	whether their investment satisfies the prudence, diversification and other requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether their investment will impair the liquidity needs and distribution requirements of the Benefit Plan or IRA;

•	whether their investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

•	whether their investment will produce or result in UBTI, as defined in Sections 511 through 514 of the Code, to the Benefit Plan or IRA; and

•	their need to value the assets of the Benefit Plan or IRA annually in accordance with ERISA and the Code.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, a Benefit Plan or IRA purchasing shares of our common stock should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of the shares of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure our stockholders that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA and/or the Code) with respect to a Benefit Plan or IRA purchasing shares of our common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA and/or the Code) of our stockholders’ Benefit Plan or IRA, they should not purchase shares of our common stock unless an administrative or statutory exemption applies to their purchase.

Item 1B.	Unresolved Staff Comments.

Not applicable.

Item 2.	Properties.

As of December 31, 2010, our principal executive offices are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705. We do not have an address separate from our advisor, Grubb & Ellis Equity Advisors, or our sponsor. Since we pay our advisor fees for its services, we do not pay rent for the use of its space.

Real Estate Investments

As of December 31, 2010, we had completed 14 acquisitions, 10 of which were acquisitions of medical office buildings, three of which were acquisitions of hospitals and one of which was an acquisition of skilled nursing facilities. The aggregate purchase price of these properties was $193,442,000 and was comprised of 25 buildings and 873,000 square feet of GLA.

The following table presents certain additional information about our properties as of December 31, 2010:

								% of		Annual Rent
	Property	GLA	% of	Ownership	Date	Purchase	Annualized	Annualized	Occupancy	Per Leased
Property	Location	(Sq Ft)	GLA	Percentage	Acquired	Price	Base Rent(1)	Base Rent	(2)	Sq Ft(3)

Lacombe Medical Office Building	Lacombe, LA	34,000	3.9%	100%	03/05/10	$6,970,000	$502,000	2.8%	100%	$14.69
Center for Neurosurgery and Spine	Sartell, MN	37,000	4.2	100%	03/31/10	6,500,000	562,000	3.1	100%	$15.37
Parkway Medical Center	Beachwood, OH	88,000	10.1	100%	04/12/10	10,900,000	1,598,000	8.8	88.0%	$20.70
Highlands Ranch Medical Pavilion	Highlands Ranch, CO	37,000	4.2	100%	04/30/10	8,400,000	740,000	4.1	100%	$20.06
Muskogee Long-Term Acute Care Hospital	Muskogee, OK	37,000	4.2	100%	05/27/10	11,000,000	997,000	5.5	100%	$26.61
St. Vincent Medical Office Building	Cleveland, OH	51,000	5.8	100%	06/25/10	10,100,000	1,315,000	7.2	93.9%	$27.19
Livingston Medical Arts Pavilion	Livingston, TX	29,000	3.3	100%	06/28/10	6,350,000	576,000	3.2	100%	$20.04
Pocatello East Medical Office Building	Pocatello, ID	76,000	8.7	98.75%	07/27/10	15,800,000	1,308,000	7.2	100%	$17.12
Monument Long-Term Acute Care Hospital Portfolio	Cape Girardeau and Joplin, MO and Athens, GA	85,000	9.7	100%	Various	29,272,000	2,620,000	14.4	100%	$31.17
Virginia Skilled Nursing Facility Portfolio	Charlottesville, Bastian, Lebanon, Fincastle, Low Moor, Midlothian and Hot Springs, VA	232,000	26.6	100%	09/16/10	45,000,000	4,283,000	23.6	100%	$18.47
Sylva Medical Office Building	Sylva, NC	45,000	5.2	100%	11/15/10	11,400,000	929,000	5.1	100%	$20.55

								% of		Annual Rent
	Property	GLA	% of	Ownership	Date	Purchase	Annualized	Annualized	Occupancy	Per Leased
Property	Location	(Sq Ft)	GLA	Percentage	Acquired	Price	Base Rent(1)	Base Rent	(2)	Sq Ft(3)

Surgical Hospital of Humble	Humble, TX	30,000	3.4	100%	12/10/10	13,100,000	1,190,000	6.6	100%	$39.18
Lawton Medical Office Building Portfolio	Lawton, OK	62,000	7.1	100%	12/22/10	11,550,000	937,000	5.2	100%	$15.03
Ennis Medical Office Building	Ennis, TX	30,000	3.4	100%	12/22/10	7,100,000	599,000	3.3	94.8%	$21.15

Total/Weighted Average		873,000	100%			$193,442,000	$18,156,000	100%	98.3%	$20.79

(1)	Annualized base rent is based on contractual base rent from leases in effect as of December 31, 2010.

(2)	Occupancy includes all leased space of the respective acquisition including master leases.

(3)	Average annual rent per leased square foot based on leases in effect as of December 31, 2010.

We own fee simple interests in all of our properties except Livingston Medical Arts Pavilion, Pocatello East Medical Office Building, Lawton Medical Office Building Portfolio and Sylva Medical Office Building, whereby we own fee simple interests in the building and improvements of such properties subject to the respective ground leases.

The following information generally applies to our properties:

•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	we have no plans for any material renovations, improvements or development with respect to any of our properties, except in accordance with planned budgets;

•	our properties are located in markets where we are subject to competition for attracting new tenants and retaining current tenants; and

•	depreciation is provided on a straight-line basis over the estimated useful lives of the buildings, 39 years, and over the shorter of the lease term or useful lives of the tenant improvements.

Lease Expirations

The following table presents the sensitivity of our annual base rent due to lease expirations for the next 10 years at our properties, by number, square feet, percentage of leased area, annual base rent and percentage of annual rent of expiring leases as of December 31, 2010:

					% of Total
			% of Leased Area		Annual Rent
	Number of	Total Sq. Ft.	Represented by	Annual Rent	Represented by
	Expiring	of Expiring	Expiring	Under Expiring	Expiring
	Leases	Leases	Leases	Leases	Leases(1)

2011	19	37,000	4.3%	$801,000	3.8%
2012	11	34,000	4.0	763,000	3.6
2013	8	19,000	2.2	456,000	2.2
2014	13	36,000	4.2	762,000	3.6
2015	12	34,000	4.0	823,000	3.9
2016	11	103,000	12.0	1,965,000	9.3
2017	1	2,000	0.2	32,000	0.2
2018	2	15,000	1.8	352,000	1.7
2019	6	106,000	12.4	2,317,000	10.9
2020	2	9,000	1.1	215,000	1.0
Thereafter	18	462,000	53.9	12,694,000	59.9

Total	103	857,000	100%	$21,180,000	100%

(1)	The annual rent percentage is based on the total annual contractual base rent based on leases in effect as of December 31, 2010.

Geographic Diversification/Concentration Table

The following table lists the states in which our properties are located and provides certain information regarding our portfolio’s geographic diversification/concentration as of December 31, 2010:

	Number of	GLA		Annualized	% of Annualized
State	Buildings	(Square Feet)	% of GLA	Base Rent(1)	Base Rent

Colorado	1	37,000	4.2%	$740,000	4.1%
Georgia	1	31,000	3.6	1,098,000	6.0
Idaho	1	76,000	8.7	1,308,000	7.2
Louisiana	1	34,000	3.9	502,000	2.8
Minnesota	2	37,000	4.2	562,000	3.1
Missouri	2	54,000	6.2	1,522,000	8.4
North Carolina	1	45,000	5.2	929,000	5.1
Ohio	3	139,000	15.9	2,912,000	16.0
Oklahoma	3	99,000	11.3	1,934,000	10.7
Texas	3	89,000	10.2	2,366,000	13.0
Virginia	7	232,000	26.5	4,283,000	23.6

Total	25	873,000	100%	$18,156,000	100%

(1)	Annualized base rent is based on contractual base rent from leases in effect as of December 31, 2010.

Indebtedness

For a discussion of our indebtedness, see Note 6, Mortgage Loans Payable, Net, Note 7, Derivative Financial Instruments, and Note 8, Line of Credit, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

Item 3.	Legal Proceedings.

None.

Item 4.	[Removed and Reserved.]

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

There is no established public trading market for shares of our common stock.

In order for members of the Financial Industry Regulatory Authority, or FINRA, and their associated persons to participate in the offering and sale of shares of our common stock, we are required to disclose in each annual report distributed to stockholders a per share estimated value of the shares, the method by which it was developed, and the date of the data used to develop the estimated value. In addition, we will prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in shares of our common stock. For these purposes, our advisor’s estimated value of the shares is $10.00 per share as of December 31, 2010. The basis for this valuation is the fact that the current public offering price for shares of our common stock is $10.00 per share (ignoring purchase price discounts for certain categories of purchasers). However, there is no public trading market for the shares of our common stock at this time, and there can be no assurance that stockholders could receive $10.00 per share if such a market did exist and they sold their shares of our common stock or that they will be able to receive such amount for their shares of our common stock in the future. Until 18 months after the later of the completion of our offering or any subsequent offering of shares of our common stock, we intend to continue to use the offering price of shares of our common stock in our most recent offering as the estimated per share value reported in our Annual Reports on Form 10-K distributed to stockholders. Beginning 18 months after the last offering of shares of our common stock, the value of the properties and our other assets will be determined in a manner deemed appropriate by our board of directors, and we will disclose the resulting estimated per share value in our Annual Reports on Form 10-K distributed to stockholders.

Stockholders

As of February 28, 2011, we had approximately 5,417 stockholders of record.

Distributions

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2010 and ending on June 30, 2010, as a result of our sponsor, Grubb & Ellis, advising us that it intended to fund these distributions until we acquired our first property. We acquired our first property, Lacombe Medical Office Building, on March 5, 2010. Our sponsor did not receive any additional shares of our common stock or other consideration for funding these distributions, and we will not repay the funds provided by our sponsor for these distributions. Our sponsor is not obligated to contribute monies to fund any subsequent distributions. Subsequently, our board of directors authorized, on a quarterly basis, a daily distribution to our stockholders of record as of the close of business on each day of the quarterly periods commencing on July 1, 2010 and ending on March 31, 2011. The distributions are calculated based on 365 days in the calendar year and are equal to $0.0017808 per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP, monthly in arrears. The distributions declared for each record date are paid only from legally available funds.

The amount of the distributions to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to qualify or maintain our qualification as a REIT under the Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (3) jeopardize our ability to maintain our qualification as a REIT.

For the year ended December 31, 2010, we paid distributions of $4,072,000 ($2,087,000 in cash and $1,985,000 in shares of our common stock pursuant to the DRIP), none of which were paid from cash flows from operations of $(2,881,000). $259,000, or 6.4% of the distributions, were paid using funds from our sponsor. The distributions in excess of funds from our sponsor were paid from offering proceeds. Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses are paid from offering proceeds.

Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. Therefore, all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not pay any distributions.

As of December 31, 2010, we had an amount payable of $194,000 to our advisor or its affiliates for asset and property management fees, operating expenses, on-site personnel and engineering payroll and lease commissions, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of December 31, 2010, no amounts due to our advisor or its affiliates have been deferred, waived or forgiven. Our advisor and its affiliates have no obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with net proceeds from our offering, funds from our sponsor or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the year ended December 31, 2010, our FFO was $(3,837,000). For the year ended December 31, 2010, we paid distributions of $259,000, or 6.4%, using funds from our sponsor and $3,813,000, or 93.6%, from proceeds from our offering. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

See our disclosure regarding FFO, which includes a reconciliation of our GAAP net loss to FFO, in Item 6. Selected Financial Data.

Securities Authorized for Issuance under Equity Compensation Plans

We adopted our incentive plan, pursuant to which our board of directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights, or SARs, or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is

2,000,000. For a further discussion of our incentive plan, see Note 12, Equity — 2009 Incentive Plan, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

Number of Securities
	to be Issued upon	Weighted Average	Number of Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders(1)	—	—	1,977,500
Equity compensation plans not approved by security holders	—	—	—

Total	—		1,977,500

(1)	On October 21, 2009, we granted an aggregate of 15,000 shares of restricted common stock, as defined in our incentive plan, to our independent directors in connection with their initial election to our board of directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. On June 8, 2010, in connection with their re-election, we granted an aggregate of 7,500 shares of our restricted common stock, as defined in our incentive plan, to our independent directors, which will vest over the same period described above. The fair value of each share of our restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares of our common stock in our offering, and with respect to the initial 20.0% of shares that vested on the date of grant, expensed as compensation immediately, and with respect to the remaining shares, amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted common stock have full voting rights and rights to dividends. Such shares are not shown in the chart above as they are deemed outstanding shares of our common stock; however, such grants reduce the number of securities remaining available for future issuance.

Use of Public Offering Proceeds

Our Registration Statement on Form S-11 (File No. 333-158111, effective August 24, 2009), registering a public offering of up to 330,000,000 shares of common stock, was declared effective under the Securities Act. Grubb & Ellis Securities, Inc. is the dealer manager of our offering. We are offering to the public a maximum of 300,000,000 shares of our common stock for $10.00 per share in our primary offering and 30,000,000 shares of our common stock pursuant to the DRIP, for $9.50 per share, for a maximum offering of up to $3,285,000,000.

As of December 31, 2010, we had received and accepted subscriptions in our offering for 15,222,213 shares of our common stock, or $151,862,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until January 21, 2011, when we had received and accepted subscriptions aggregating at least $164,250,000) and shares of our common stock issued pursuant to the DRIP. As of December 31, 2010, a total of $1,985,000 in distributions were reinvested and 208,955 shares of our common stock were issued pursuant to the DRIP.

As of December 31, 2010, we had incurred selling commissions of $10,304,000 and dealer manager fees of $4,548,000 to affiliated parties in connection with our offering. We had also incurred other offering expenses of $1,522,000 to affiliated parties as of such date. Such fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed from the gross proceeds of our offering. The cost of raising funds in our offering as a percentage of funds raised will not exceed 11.0%. As of December 31, 2010, net offering proceeds were $137,473,000, including proceeds from the DRIP and after deducting offering expenses.

As of December 31, 2010, $625,000 remained payable to our dealer manager, our advisor or its affiliates for offering related costs.

As of December 31, 2010, we had used $119,908,000 in proceeds from our offering to purchase properties from unaffiliated parties, $5,358,000 to pay acquisition related expenses to affiliated parties, $2,816,000 for lender required restricted cash accounts to unaffiliated parties, $1,587,000 for deferred financing costs to unaffiliated parties, $1,543,000 to pay acquisition related expenses to unaffiliated parties, $649,000 to pay real estate and escrow deposits for proposed future acquisitions to unaffiliated parties and $245,000 to repay borrowings from unaffiliated parties incurred in connection with previous property acquisitions.

Purchase of Equity Securities by the Issuer and Affiliated Purchasers

Our share repurchase plan allows for repurchases of shares of our common stock by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Subject to the availability of the funds for share repurchases, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided, however, that shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP.

Under our share repurchase plan, repurchase prices range from $9.25, or 92.5% of the price paid per share, following a one year holding period to an amount not less than 100% of the price paid per share following a four year holding period. However, if shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price will be no less than 100% of the price paid to acquire the shares of our common stock from us. In order to effect the repurchase of shares of our common stock held for less than one year due to the death of a stockholder or a stockholder with a qualifying disability, we must receive written notice within one year after the death of the stockholder or the stockholder’s qualifying disability, as applicable. Furthermore, our share repurchase plan provides that if there are insufficient funds to honor all repurchase requests, pending requests will be honored among all requests for repurchase in any given repurchase period, as follows: first, pro rata as to repurchases sought upon a stockholder’s death; next, pro rata as to repurchases sought by stockholders with a qualifying disability; and, finally, pro rata as to other repurchase requests.

During the three months ended December 31, 2010, we repurchased shares of our common stock as follows:

				(d)
				Maximum Approximate
			(c)	Dollar Value
			Total Number of Shares	of Shares that May
	(a)	(b)	Purchased As Part of	Yet Be Purchased
	Total Number of	Average Price	Publicly Announced	Under the
Period	Shares Purchased	Paid per Share	Plan or Program(1)	Plans or Programs

October 1, 2010 to October 31, 2010	10,000	$10.00	100,000	(2)
November 1, 2010 to November 30, 2010	—	$—	—	(2)
December 1, 2010 to December 31, 2010	—	$—	—	(2)

Total	10,000		100,000

(1)	Our board of directors adopted a share repurchase plan effective August 24, 2009.

(2)	Subject to funds being available, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap.

Item 6.	Selected Financial Data.

The following should be read with Part I, Item 1A. Risk Factors and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and our accompanying consolidated financial statements and the notes thereto. Our historical results are not necessarily indicative of results for any future period. We had limited results of operations for the period from January 7, 2009 (Date of Inception) through December 31, 2009, and therefore, our results of operations for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 are not comparable.

The following selected financial data is derived from our consolidated financial statements in Part IV, Item 15. Exhibits, Financial Statement Schedules that is a part of this Annual Report on Form 10-K.

	December 31,
Selected Financial Data	2010	2009

BALANCE SHEET DATA:
Total assets	$203,996,000	$13,809,000
Mortgage loans payable, net	$58,331,000	$—
Line of credit	$11,800,000	$—
Stockholders’ equity	$125,240,000	$13,283,000

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

STATEMENT OF OPERATIONS DATA:
Total revenues	$8,682,000	$—
Loss from continuing operations	$(7,423,000)	$(282,000)
Net loss attributable to controlling interest	$(7,424,000)	$(281,000)
Net loss per common share — basic and diluted(1):
Net loss from continuing operations	$(0.99)	$(1.51)
Net loss attributable to controlling interest	$(0.99)	$(1.51)
STATEMENT OF CASH FLOWS DATA:
Net cash used in operating activities	$(2,881,000)	$(40,000)
Net cash used in investing activities	$(186,342,000)	$—
Net cash provided by financing activities	$181,468,000	$13,813,000
OTHER DATA:
Distributions declared	$4,866,000	$—
Distributions declared per share	$0.65	$—
Funds from operations(2)	$(3,837,000)	$(281,000)
Modified funds from operations(2)	$2,909,000	$—
Net operating income(3)	$6,481,000	$—

(1)	Net loss per common share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholders’ basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the stockholders’ common stock.

(2)	Funds from Operations and Modified Funds from Operations:

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, we believe, may be less informative. As a result, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, we view fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which we believe to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to our net income or loss as determined under GAAP.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

Net loss	$(7,423,000)	$(282,000)
Add:
Depreciation and amortization — consolidated properties	3,591,000	—
Less:
Net (income) loss attributable to noncontrolling interests	(1,000)	1,000
Depreciation and amortization related to noncontrolling interests	(4,000)	—

FFO	$(3,837,000)	$(281,000)

Add:
Acquisition related expenses	$7,099,000	$18,000
Amortization of above and below market leases	79,000	—
Loss in fair value of derivative financial instruments	143,000	—
Deferred rent receivables related to noncontrolling interests	1,000	—
Less:
Deferred rent receivables	(576,000)	—

MFFO	$2,909,000	$(263,000)

Weighted average common shares outstanding — basic and diluted	7,471,184	186,330

FFO per common share — basic and diluted	$(0.51)	$(1.51)

MFFO per common share — basic and diluted	$0.39	$(1.41)

(3)	Net Operating Income:

Net operating income is a non-GAAP financial measure that is defined as net income, computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009:

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

Net loss	$(7,423,000)	$(282,000)
Add:
General and administrative	1,670,000	268,000
Acquisition related expenses	7,099,000	18,000
Depreciation and amortization	3,591,000	—
Interest expense	1,559,000	—
Less:
Interest income	(15,000)	(4,000)

Net operating income	$6,481,000	$—

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The use of the words “we,” “us” or “our” refers to Grubb & Ellis Healthcare REIT II, Inc. and its subsidiaries, including Grubb & Ellis Healthcare REIT II Holdings, LP, except where the context otherwise requires.

The following discussion should be read in conjunction with our accompanying consolidated financial statements and notes thereto appearing elsewhere in this Annual Report on Form 10-K. Such consolidated financial statements and information have been prepared to reflect our financial position as of December 31, 2010 and 2009, together with our results of operations for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 and cash flows for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Our statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results may differ materially from those included in the forward-looking statements. We intend those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America, or GAAP, policies and guidelines applicable to REITs; the success of our best efforts initial public offering; the availability of properties to acquire; the availability of financing; and our ongoing relationship with Grubb & Ellis Company, or Grubb & Ellis, or our sponsor, and its affiliates. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the United States Securities and Exchange Commission, or the SEC.

Overview and Background

Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation, was incorporated on January 7, 2009 and therefore we consider that our date of inception. We were initially capitalized on February 4, 2009. We invest and intend to continue to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We may also originate and acquire secured loans and other real estate-related investments. We generally seek investments that produce current income. We intend to qualify and elect to be treated as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes for our taxable year ended December 31, 2010.

We are conducting a best efforts initial public offering, or our offering, in which we are offering to the public up to 300,000,000 shares of our common stock for $10.00 per share in our primary offering and 30,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, for $9.50 per share, for a maximum offering of up to $3,285,000,000. The SEC declared our registration statement effective as of August 24, 2009. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the DRIP. As of December 31, 2010, we had received and accepted subscriptions in our offering for 15,222,213, shares of our common stock, or $151,862,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until January 21, 2011, when we had received and accepted subscriptions aggregating at least $164,250,000) and shares of our common stock issued pursuant to the DRIP.

We conduct substantially all of our operations through Grubb & Ellis Healthcare REIT II Holdings, LP, or our operating partnership. We are externally advised by Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor that has a one-year term that expires on June 1, 2011 and is subject to successive one-year renewals upon the mutual consent of the parties. Our advisor supervises and manages our day-to-day operations and selects the properties and real estate-related investments we acquire, subject to the oversight and approval of our board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor engages affiliated entities to provide various services to us. Our advisor is managed by and is a wholly owned subsidiary of, Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, which is a wholly owned subsidiary of our sponsor. For a further discussion of transactions with affiliates, see Note 11, Related Party Transactions, to the Consolidated Financial Statements that are a part of this Annual Report of Form 10-K.

As of December 31, 2010, we had completed 14 acquisitions comprising 25 buildings and approximately 873,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of $193,442,000.

Investment Strategy

We intend to use substantially all of the net proceeds from our offering to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We also may originate or acquire real estate-related investments such as mortgage, mezzanine, bridge and other loans, common and preferred stock of, or other interests in, public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities. We generally seek investments that produce current income. In order to maintain our exemption from regulation as an investment company under the Investment Company Act of 1940, as amended, we may be required to limit our investments in certain types of real estate-related investments.

We seek to maximize long-term stockholder value by generating sustainable growth in cash flows and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate.

In addition, when and as determined appropriate by our advisor, our portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our advisor makes this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, we seek to invest in properties with the following attributes:

•	Quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We focus on local or regional markets that have potential for stable and growing property level cash flows over the long-term. These determinations are based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we generally seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would enable us to meet our objectives of growth in cash flows and preservation of capital and stability.

•	Cash Flows. We seek to acquire properties where the current and projected cash flows, including the potential for appreciation in value, would enable us to meet our overall investment objectives. We evaluate cash flows as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property will be considered unimproved or non-income producing property for purposes of this limitation if it: (1) is not acquired for the purpose of producing rental or other operating income, or (2) has no development or construction in process at the date of acquisition or planned in good faith to commence within one year of the date of acquisition.

We will not invest more than 10.0% of the offering proceeds available for investment in commercial mortgage-backed securities. In addition, we will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties and real estate-related investments we will acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments, and the amount of proceeds we raise in our offering and potential future offerings.

Critical Accounting Policies

We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, tenant receivables, allowance for uncollectible accounts, capitalization of expenditures, depreciation of assets, impairment of real estate, properties held for sale, purchase price allocation, and qualification as a REIT. These estimates are-made and evaluated on an on-going basis using information that is available as well as various other assumptions believed to be reasonable under the circumstances.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts

We recognize revenue in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

In accordance with ASC Topic 840, Leases, minimum annual rental revenue will be recognized on a straight-line basis over the term of the related lease (including rent holidays). Differences between rental income recognized and amounts contractually due under the lease agreements are credited or charged, as applicable, to deferred rent receivable or deferred rent liability, as applicable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred. Tenant reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition — Principal Agent Consideration, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk. We recognize lease termination fees at such time when there is a signed termination letter agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.

Tenant receivables and unbilled deferred rent receivables are carried net of an allowance for uncollectible amounts. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. We maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Such allowance is charged to bad debt expense which is included in general and administrative in our accompanying consolidated statements of operations. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors.

Capitalization of Expenditures and Depreciation of Assets

The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives. The cost of improvements is depreciated on a straight-line basis over the shorter of the lease term or useful life. Furniture, fixtures and equipment, if any, is depreciated over the estimated useful lives. When depreciable property is retired or disposed of, the related costs and accumulated depreciation is removed from the accounts and any gain or loss is reflected in operations.

As part of the leasing process, we may provide the lessee with an allowance for the construction of leasehold improvements. These leasehold improvements are capitalized and recorded as tenant improvements, and depreciated over the shorter of the useful life of the improvements or the lease term. If the allowance represents a payment for a purpose other than funding leasehold improvements, or in the event we are not considered the owner of the improvements, the allowance is considered to be a lease inducement and is recognized over the lease term as a reduction of rental revenue on a straight-line basis. Factors considered during this evaluation include, among other things, who holds legal title to the improvements as well as other controlling rights provided by the lease agreement and provisions for substantiation of such costs (e.g. unilateral control of the tenant space during the build-out process). Determination of the appropriate accounting for the payment of a tenant allowance is made on a lease-by-lease basis, considering the facts and circumstances of the individual tenant lease. Recognition of lease revenue commences when the lessee is given possession of the leased space upon completion of tenant improvements when we are the owner of the leasehold improvements. However, when the leasehold improvements are owned by the tenant, the lease inception date (and the date on which recognition of lease revenue commences) is the date the tenant obtains possession of the leased space for purposes of constructing its leasehold improvements.

Impairment

We carry our operating properties at historical cost less accumulated depreciation. We assess the impairment of an operating property when events or changes in circumstances indicate that its carrying value may not be recoverable. Indicators we consider important and that we believe could trigger an impairment review include, among others, the following:

•	significant negative industry or economic trends;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the extent or manner in which the asset is used or significant physical change in the asset.

In the event that the carrying amount of an operating property exceeds the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. The estimation of expected future net cash flows is inherently uncertain and relies on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It requires us to make assumptions related to discount rates, future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels and the estimated proceeds generated from the future sale of the property.

Properties Held for Sale

We will account for our properties held for sale in accordance with ASC Topic 360, Property, Plant, and Equipment, or ASC Topic 360, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods shall report the results of operations of the component as discontinued operations.

In accordance with ASC Topic 360, at such time as a property is held for sale, such property is carried at the lower of (1) its carrying amount or (2) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We will classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.

Purchase Price Allocation

In accordance with ASC Topic 805, Business Combinations, we, with assistance from independent valuation specialists, measure the fair value of tangible and identified intangible assets and liabilities based on their respective fair values for acquired properties. The determination of the fair value of land is based upon comparable sales data and the fair value of buildings is based upon our determination of the value as if it were to be replaced and vacant using cost data and discounted cash flow models similar to those used by independent appraisers. We would also recognize the fair value of furniture, fixtures and equipment on the premises, if any, as well as the above or below market value of in-place leases, the value of in-place lease costs, tenant relationships and above or below market debt and derivative financial instruments assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.

The value of the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between: (1) the contractual amounts to be paid pursuant to the lease over its remaining term and (2) our estimate of the amounts that would be paid using fair market rates over the remaining term of the lease (including considering the impact of renewal options). The amounts related to above market leases are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to rental income over the remaining non-cancelable lease term of the acquired leases with each property. The amounts related to below market leases are included in identified intangible liabilities, net in our accompanying consolidated balance sheets and are amortized to rental income over the remaining non-cancelable lease term plus any below market renewal options of the acquired leases with each property.

The total amount of other intangible assets acquired includes in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of the tenant’s lease and our overall relationship with the tenants. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts related to in-place lease costs are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts related to the value of tenant relationships are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus the market renewal lease term.

The value of above or below market debt is determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The value of above or below market debt is included in mortgage loans payable, net in our accompanying consolidated balance sheets and is amortized to interest expense over the remaining term of the assumed mortgage.

The value of derivative financial instruments is determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, and is included in derivative financial instruments in our accompanying consolidated balance sheets.

The fair values are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

Qualification as a REIT

We have not yet elected to be taxed as a REIT under the Code. We intend to make an election to be taxed as a REIT under Section 856 through 860 of the Code, and we intend to be taxed as such beginning with our taxable year ended December 31, 2010. To qualify or maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our annual taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.

If we fail to qualify or maintain our qualification as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to our stockholders. Because of our intention to elect REIT status for 2010, we will not benefit from the loss incurred for the year ended December 31, 2009.

Recently Issued Accounting Pronouncements

For a discussion of recently issued accounting pronouncements, see Note 2, Summary of Significant Accounting Policies — Recently Issued Accounting Pronouncements, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

Acquisitions in 2011 and 2010

For a discussion of acquisitions in 2011 and 2010, see Note 3, Real Estate Investments, and Note 20, Subsequent Events — Property Acquisition, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

Factors Which May Influence Results of Operations

We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally and those risks listed in Part I, Item 1A. Risk Factors, of this Annual Report on Form 10-K, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties.

Rental Income

The amount of rental income generated by our properties depends principally on our ability to maintain the occupancy rates of leased space and to lease currently available space and space available from lease terminations at the then existing rental rates. Negative trends in one or more of these factors could adversely affect our rental income in future periods.

Offering Proceeds

If we fail to raise substantially more proceeds from the sale of shares of our common stock in our offering than the amount we have raised to date, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. As a result, our real estate portfolio would be concentrated in a small number of properties, which would increase exposure to local and regional economic downturns and the poor performance of one or more of our properties, whereby our stockholders would be exposed to increased risk. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, depending on the amount of proceeds we raise from our offering, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.

Scheduled Lease Expirations

As of December 31, 2010, our consolidated properties were 98.3% occupied. During 2011, 4.3% of the occupied GLA is scheduled to expire. Our leasing strategy focuses on negotiating renewals for leases scheduled to expire. In the future, if we are unable to negotiate renewals, we will try to identify new tenants or collaborate with existing tenants who are seeking additional space to occupy.

As of December 31, 2010, our remaining weighted average lease term is 9.9 years.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices. These costs may have a material adverse effect on our results of operations and could impact our ability to pay distributions at current rates to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders. As part of our compliance with the Sarbanes-Oxley Act, we have provided management’s assessment of our internal control over financial reporting as of December 31, 2010 and will continue to comply with such regulations.

In addition, these laws, rules and regulations create new legal bases for potential administrative enforcement, civil and criminal proceedings against us in the event of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and that our failure to comply with these laws could result in fees, fines, penalties or administrative remedies against us.

Results of Operations

We had limited results of operations for the period from January 7, 2009 (Date of Inception) through December 31, 2009, and therefore, our results of operations for year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 are not comparable. We expect all amounts to increase in the future based on a full year of operations as well as increased activity as we acquire additional real estate investments. Our results of operations are not indicative of those expected in future periods.

Our operating results for the year ended December 31, 2010 are primarily comprised of income derived from our portfolio of properties and acquisition related expenses in connection with such acquisitions.

Except where otherwise noted, the change in our results of operations is primarily due to our property acquisitions as of December 31, 2010, as compared to not owning any properties as of December 31, 2009.

Rental Income

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, rental income was $8,682,000 and $0, respectively, and was primarily comprised of base rent of $6,786,000 and $0, respectively, and expense recoveries of $1,314,000 and $0, respectively.

The aggregate occupancy for our properties was 98.3% as of December 31, 2010. We did not own any properties as of December 31, 2009.

Rental Expenses

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, rental expenses were $2,201,000 and $0, respectively. For the year ended December 31, 2010, rental expenses primarily consisted of property and real estate taxes of $804,000, repairs and maintenance of $539,000, utilities of $427,000 and property management fees of $245,000.

Rental expenses as a percentage of revenue were 25.4% for the year ended December 31, 2010.

General and Administrative

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, general and administrative was $1,670,000 and $268,000, respectively. General and administrative consisted of the following for the periods then ended:

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

Asset management fees	$612,000	$—
Professional and legal fees	442,000	50,000
Directors’ and officers’ liability insurance	177,000	64,000
Board of directors fees	163,000	55,000
Transfer agent services	111,000	59,000
Restricted stock compensation	54,000	35,000
Other	111,000	5,000

	$1,670,000	$268,000

The increase in general and administrative is primarily the result of asset management fees incurred due to purchasing properties in 2010, legal and professional fees incurred in connection with our SEC reporting requirements, where such requirements did not exist until our offering was declared effective on August 24, 2009, and directors’ and officers’ liability insurance and board of directors fees for a full year in 2010 compared to four months in 2009.

Acquisition Related Expenses

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred acquisition related expenses of $7,099,000 and $18,000, respectively. For the year ended December 31, 2010, acquisition related expenses related primarily to expenses associated with our 14 acquisitions, including acquisition fees of $5,329,000 incurred to our advisor or its affiliates.

Depreciation and Amortization

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, depreciation and amortization was $3,591,000 and $0, respectively, and consisted of depreciation on our operating properties of $2,070,000 and $0, respectively, and amortization on in-place leases, tenant relationships and master lease of $1,521,000 and $0, respectively.

Interest Expense

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, interest expense, including loss in fair value of derivative financial instruments, was $1,559,000 and $0, respectively. For the year ended December 31, 2010, interest expense was comprised of $942,000 related to interest expense on our mortgage loans payable and derivative financial instruments, $222,000 related to interest expense on our secured revolving credit facility with Bank of America, N.A. in an aggregate maximum principal amount of $25,000,000, or the line of credit, $143,000 related to loss in fair value of our derivative financial instruments, $105,000 related to amortization of deferred financing costs associated with the line of credit, $120,000 related to amortization of deferred financing costs associated with our mortgage loans payable and $27,000 related to amortization of debt discount.

Interest Income

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we had interest income of $15,000 and $4,000, respectively, related to interest earned on funds held in cash accounts.

Liquidity and Capital Resources

We are dependent upon the net proceeds from our offering to provide the capital required to purchase real estate and real estate-related investments, net of any indebtedness that we may incur. Our ability to raise funds through our offering is dependent on general economic conditions, general market conditions for REITs and our operating performance. The capital required to purchase real estate and real estate-related investments is obtained primarily from our offering and from any indebtedness that we may incur.

We expect to experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, management and operation of our investments in real estate and real estate-related investments.

Our sources of funds will primarily be the net proceeds of our offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other sources within the next 12 months.

Our principal demands for funds are for acquisitions of real estate and real estate-related investments, to pay operating expenses and interest on our current and future indebtedness and to pay distributions to our stockholders. In addition, we will require resources to make certain payments to our advisor and Grubb & Ellis Securities, Inc., or our dealer manager, which during our offering include payments to our advisor and its affiliates for reimbursement of other organizational and offering expenses and to our dealer manager and its affiliates for selling commissions and dealer manager fees.

Generally, cash needs for items other than acquisitions of real estate and real estate-related investments are met from operations, borrowings, and the net proceeds of our offering. However, there may be a delay between the sale of shares of our common stock and our investments in real estate and real estate-related investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.

Our advisor evaluates potential additional investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we invest the majority of the net proceeds of our offering in real estate and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds from our offering in real estate and real estate-related investments. The number of properties we may acquire and other investments we will make will depend upon the number of shares of our common stock sold in our offering and the resulting amount of net proceeds available for investment.

When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the net proceeds of our offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Other Liquidity Needs

In the event that there is a shortfall in net cash available due to various factors, including, without limitation, the timing of distributions or the timing of the collection of receivables, we may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties, or our advisor or its affiliates. There are currently no limits or restrictions on the use of proceeds from our advisor or its affiliates which would prohibit us from making the proceeds available for distribution. We may also pay distributions from cash from capital transactions, including, without limitation, the sale of one or more of our properties.

Based on the properties owned as of December 31, 2010, we estimate that our expenditures for capital and tenant improvements will require approximately $1,686,000 within the next 12 months. As of December 31, 2010, we had $2,649,000 of restricted cash in loan impounds and reserve accounts for such capital expenditures. We cannot provide assurance, however, that we will not exceed these estimated expenditure and distribution levels or be able to obtain additional sources of financing on commercially favorable terms, or at all.

If we experience lower occupancy levels, reduced rental rates, reduced revenues as a result of asset sales, or increased capital expenditures and leasing costs compared to historical levels due to competitive market conditions for new and renewal leases, the effect would be a reduction of net cash provided by operating activities. If such a reduction of net cash provided by operating activities is realized, we may have a cash flow deficit in subsequent periods. Our estimate of net cash available is based on various assumptions which are difficult to predict, including the levels of leasing activity and related leasing costs. Any changes in these assumptions could impact our financial results and our ability to fund working capital and unanticipated cash needs.

Cash Flows

Cash flows used in operating activities for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, were $2,881,000 and $40,000, respectively. For the year ended December 31, 2010, cash flows used in operating activities primarily related to the payment of acquisition related expenses and general and administrative expenses. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, cash flows used in operating activities primarily related to the payment of general and administrative expenses. We anticipate, although there can be no assurance, that cash flows from operating activities will increase as we purchase additional properties and will further increase subsequent to our acquisition phase when we will no longer be incurring acquisition related expenses.

Cash flows used in investing activities for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, were $186,342,000 and $0, respectively. For the year ended December 31, 2010, cash flows used in investing activities related primarily to the acquisition of our properties in the amount of $182,818,000, restricted cash in the amount of $2,816,000 and the payment of $649,000 in real estate and escrow deposits for the purchase of real estate. Cash flows used in investing activities are heavily dependent upon the investment of our offering proceeds in properties and real estate assets.

Cash flows provided by financing activities for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, were $181,468,000 and $13,813,000, respectively. For the year ended December 31, 2010, such cash flows related primarily to funds raised from investors in our offering in the amount of $136,944,000, borrowings on our mortgage loans payable in the amount of $51,110,000, and net borrowings under the line of credit in the amount of $11,800,000, partially offset by the payment of offering costs of $14,442,000 and distributions of $2,087,000. Additional cash outflows related to deferred financing costs of $1,587,000 in connection with debt financings for our acquisitions. For the period from January 7, 2009 (Date of Inception) through December 31, 2009, such cash flows related primarily to funds raised from investors in our offering in the amount of $15,118,000, partially offset by the payment of offering costs of $1,307,000. We anticipate, although there can be no assurance, that cash flows from financing activities will increase in the future as we raise additional funds from investors and incur additional debt to purchase properties.

Distributions

The income tax treatment for distributions reportable for the year ended December 31, 2010 was as follows:

	Year Ended
	December 31, 2010

Ordinary income	$941,000	23.2%
Capital gain	—	—
Return of capital	3,122,000	76.8

	$4,063,000	100%

We began paying distributions in 2010. Amounts listed above do not include distributions paid on nonvested shares of our restricted common stock which have been separately reported.

See Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Distributions, for a further discussion of our distributions.

Financing

We anticipate that our aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ and other real estate-related assets’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment. As of December 31, 2010, our borrowings were 36.5% of our properties’ combined fair market values.

Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300.0% of our net assets, without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real estate or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we qualify, or maintain our qualification, as a REIT for federal income tax purposes. As of March 10, 2011 and December 31, 2010, our leverage did not exceed 300.0% of the value of our net assets.

Mortgage Loans Payable, Net

For a discussion of our mortgage loans payable, net, see Note 6, Mortgage Loans Payable, Net, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

Line of Credit

For a discussion of the line of credit, see Note 8, Line of Credit, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

REIT Requirements

In order to qualify or maintain our qualification as a REIT for federal income tax purposes, we are required to make distributions to our stockholders of at least 90.0% of our annual taxable income, excluding net capital gains. In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of secured debt financing through one or more third parties. We may also pay distributions from cash from capital transactions including, without limitation, the sale of one or more of our properties or from the proceeds of our offering.

Commitments and Contingencies

For a discussion of our commitments and contingencies, see Note 10, Commitments and Contingencies, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

Debt Service Requirements

Our principal liquidity need is the payment of principal and interest on outstanding indebtedness. As of December 31, 2010, we had $12,354,000 ($12,332,000, net of discount) of fixed rate debt and $46,294,000 ($45,999,000, net of discount) of variable rate debt outstanding secured by our properties. In addition, we had $11,800,000 outstanding under the line of credit.

We are required by the terms of certain loan documents to meet certain covenants, such as occupancy ratios, leverage ratios, net worth ratios, debt service coverage ratios, liquidity ratios, operating cash flow to fixed charges ratios, distribution ratios and reporting requirements. As of December 31, 2010, we were in compliance with all such covenants and requirements on our mortgage loans payable and the line of credit and we expect to remain in compliance with all such requirements for the next 12 months. As of December 31, 2010, the weighted average effective interest rate on our outstanding debt, factoring in our fixed rate interest rate swaps, was 5.31% per annum.

Contractual Obligations

The following table provides information with respect to the maturity and scheduled principal repayment of our mortgage loans payable and the line of credit, as well as interest payments on our mortgage loans payable, line of credit and fixed rate interest rate swap, as of December 31, 2010:

	Payments Due by Period
	Less than 1 Year		1-3 Years	4-5 Years	More than 5 Years
	(2011)		(2012-2013)	(2014-2015)	(after 2015)	Total

Principal payments — fixed rate debt	$263,000		$4,626,000	$338,000	$7,127,000	$12,354,000
Interest payments — fixed rate debt	745,000		1,208,000	974,000	2,355,000	5,282,000
Principal payments — variable rate debt	12,342,000	(1)	38,953,000	344,000	6,455,000	58,094,000
Interest payments — variable rate debt (based on rates in effect as of December 31, 2010)	2,757,000		1,397,000	593,000	25,000	4,772,000
Interest payments — fixed rate interest rate swap (based on rate in effect as of December 31, 2010)	84,000		177,000	168,000	7,000	436,000

Total	$16,191,000		$46,361,000	$2,417,000	$15,969,000	$80,938,000

(1)	Our variable rate mortgage loan payable in the outstanding principal amount of $3,184,000 ($2,889,000, net of discount) secured by Center for Neurosurgery and Spine as of December 31, 2010, had a fixed rate interest rate swap, thereby effectively fixing our interest rate on this mortgage loan payable to an effective interest rate of 6.00% per annum. This mortgage loan payable is due August 15, 2021; however, the principal balance is immediately due upon written request from the seller confirming that the seller agrees to pay the interest rate swap termination amount, if any, and as such, the $3,184,000 principal balance is reflected in the 2011 column above. Assuming the seller does not exercise such right, interest payments, using the 6.00% per annum effective interest rate, would be $186,000, $321,000, $250,000 and $310,000 in 2011, 2012-2013, 2014-2015 and thereafter, respectively.

Off-Balance Sheet Arrangements

As of December 31, 2010, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

Inflation

We are exposed to inflation risk as income from future long-term leases will be the primary source of our cash flows from operations. There are provisions in the majority of our tenant leases that will protect us from the impact of inflation. These provisions include negotiated rental increases, reimbursement billings for operating expense pass-through charges, and real estate tax and insurance reimbursements on a per square foot allowance. However, due to the long-term nature of the anticipated leases, among other factors, the leases may not re-set frequently enough to cover inflation.

Subsequent Events

For a discussion of subsequent events, see Note 20, Subsequent Events, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk.

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We are exposed to the effects of interest rate changes primarily as a result of long-term debt used to acquire properties and other permitted investments. Our interest rate risk is monitored using a variety of techniques. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed or variable rates.

We also may enter into derivative financial instruments such as interest rate swaps or caps in order to mitigate our interest rate risk on a related financial instrument. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the underlying financing. In the alternative, we will seek to minimize the credit risk associated with derivative instruments by entering into transactions with what we believe are high-quality counterparties. We believe the likelihood of realized losses from counterparty non-performance is remote. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. We manage the market risk associated with interest rate contracts by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. We do not enter into derivative or interest rate transactions for speculative purposes.

We have entered into, and in the future may continue to enter into, derivative instruments for which we have not and may not elect hedge accounting treatment. Because we have not elected to apply hedge accounting treatment to these derivatives, the gains or losses resulting from their mark-to-market adjustment at the end of each reporting period are recognized as an increase or decrease in interest expense in our accompanying consolidated statements of operations. Derivatives are recorded on our accompanying consolidated balance sheets at their fair value of $(453,000).

The table below presents, as of December 31, 2010, the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	Expected Maturity Date
	2011	2012	2013	2014	2015	Thereafter	Total	Fair Value

Fixed rate debt — principal payments	$263,000	$4,457,000	$169,000	$169,000	$169,000	$7,127,000	$12,354,000	$12,496,000
Weighted average interest rate on maturing debt	5.96%	5.88%	6.00%	6.00%	6.00%	6.00%	5.96%	—
Variable rate debt — principal payments	$12,342,000	$38,781,000	$172,000	$172,000	$172,000	$6,455,000	$58,094,000	$58,820,000
Weighted average interest rate on maturing debt (based on rates in effect as of December 31, 2010)	4.58%	5.34%	3.16%	3.16%	3.16%	3.16%	4.92%	—

Mortgage loans payable were $58,648,000 ($58,331,000, net of discount) as of December 31, 2010. As of December 31, 2010, we had two fixed rate and four variable rate mortgage loans payable with effective interest rates ranging from 1.36% to 6.00% per annum and a weighted average effective interest rate of 5.12% per annum. As of December 31, 2010, we had $12,354,000 ($12,332,000, net of discount) of fixed rate debt, or 21.1% of mortgage loans payable, at a weighted average effective interest rate of 5.96% per annum and $46,294,000 ($45,999,000, net of discount) of variable rate debt, or 78.9% of mortgage loans payable, at a weighted average effective interest rate of 4.90% per annum. In addition, as of December 31, 2010, we had $11,800,000 outstanding under the line of credit, at a weighted-average interest rate of 5.00% per annum.

As of December 31, 2010, the weighted average effective interest rate on our outstanding debt, factoring in our fixed rate interest rate swaps, was 5.31% per annum. $3,184,000 of our variable rate mortgage loans payable is due August 15, 2021; however, the principal balance is immediately due upon written request from the seller confirming that the seller agrees to pay the interest rate swap termination amount, if any, and as such, the $3,184,000 principal balance is reflected in the 2011 column above.

An increase in the variable interest rate on the line of credit and our variable rate mortgage loans payable constitutes a market risk. As of December 31, 2010, a 0.50% increase in the London Interbank Offered Rate, or LIBOR, would have no effect on our overall annual interest expense as either (1) we have a fixed rate interest rate swap on the variable rate mortgage loan payable or (2) we are paying the minimum interest rates under the applicable agreements whereby a 0.50% increase would still be below the minimum interest rate.

In addition to changes in interest rates, the value of our future investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, which may affect our ability to refinance our debt if necessary.

Item 8.	Financial Statements and Supplementary Data.

See the index at Part IV, Item 15. Exhibits, Financial Statement Schedules.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A.	Controls and Procedures.

(a) Evaluation of disclosure controls and procedures.  We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the rules and forms, and that such information is accumulated and communicated to us, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15(b) and 15d-15(b) of the Exchange Act, an evaluation as of December 31, 2010 was conducted under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our Chief

Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures, as of December 31, 2010, were effective.

(b) Management’s Annual Report on Internal Control over Financial Reporting.  Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Under the supervision, and with the participation, of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO.

Based on our evaluation under the Internal Control-Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2010.

(c) Changes in internal control over financial reporting.  There were no changes in our internal control over financial reporting that occurred during the quarter ended December 31, 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information.

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

The information required by this Item is incorporated by reference to our definitive proxy statement to be filed with respect to our 2011 annual meeting of stockholders.

Item 11.	Executive Compensation.

The information required by this Item is incorporated by reference to our definitive proxy statement to be filed with respect to our 2011 annual meeting of stockholders.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information required by this Item is incorporated by reference to our definitive proxy statement to be filed with respect to our 2011 annual meeting of stockholders.

Item 13.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this Item is incorporated by reference to our definitive proxy statement to be filed with respect to our 2011 annual meeting of stockholders.

Item 14.	Principal Accounting Fees and Services.

The information required by this Item is incorporated by reference to our definitive proxy statement to be filed with respect to our 2011 annual meeting of stockholders.

PART IV

Item 15.	Exhibits, Financial Statement Schedules.

(a)(1) Financial Statements:

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	85
Consolidated Balance Sheets as of December 31, 2010 and 2009	86
Consolidated Statements of Operations for the Year Ended December 31, 2010 and for the Period from January 7, 2009 (Date of Inception) through December 31, 2009	87
Consolidated Statements of Equity for the Year Ended December 31, 2010 and for the Period from January 7, 2009 (Date of Inception) through December 31, 2009	88
Consolidated Statements of Cash Flows for the Year Ended December 31, 2010 and for the Period from January 7, 2009 (Date of Inception) through December 31, 2009	89
Notes to Consolidated Financial Statements	90

(a)(2) Financial Statement Schedule:

The following financial statement schedule for the year ended December 31, 2010 is submitted herewith:

Page

Real Estate and Accumulated Depreciation (Schedule III)	122

All schedules other than the one listed above have been omitted as the required information is inapplicable or the information is presented in our consolidated financial statements or related notes.

(a)(3) Exhibits:

The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this annual report.

(b) Exhibits:

See Item 15(a)(3) above.

(c) Financial Statement Schedule:

Page

Real Estate and Accumulated Depreciation (Schedule III)	122

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Grubb & Ellis Healthcare REIT II, Inc.

We have audited the accompanying consolidated balance sheets of Grubb & Ellis Healthcare REIT II, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity and cash flows for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and the schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Grubb & Ellis Healthcare REIT II, Inc. at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Irvine, California
March 10, 2011

GRUBB & ELLIS HEALTHCARE REIT II, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2010 and 2009

	December 31,
	2010	2009

ASSETS
Real estate investments:
Operating properties, net	$163,335,000	$—
Cash and cash equivalents	6,018,000	13,773,000
Accounts and other receivables, net	241,000	—
Restricted cash	2,816,000	—
Real estate and escrow deposits	649,000	—
Identified intangible assets, net	28,568,000	—
Other assets, net	2,369,000	36,000

Total assets	$203,996,000	$13,809,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$58,331,000	$—
Line of credit	11,800,000	—
Accounts payable and accrued liabilities	3,356,000	178,000
Accounts payable due to affiliates	840,000	347,000
Derivative financial instruments	453,000	—
Identified intangible liabilities, net	502,000	—
Security deposits, prepaid rent and other liabilities	3,352,000	—

Total liabilities	78,634,000	525,000
Commitments and contingencies (Note 10)
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 15,452,668 and 1,532,268 shares issued and outstanding as of December 31, 2010 and 2009, respectively	154,000	15,000
Additional paid-in capital	137,657,000	13,549,000
Accumulated deficit	(12,571,000)	(281,000)

Total stockholders’ equity	125,240,000	13,283,000
Noncontrolling interests (Note 12)	122,000	1,000

Total equity	125,362,000	13,284,000

Total liabilities and equity	$203,996,000	$13,809,000

The accompanying notes are an integral part of these consolidated financial statements.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2010 and for the Period from
January 7, 2009 (Date of Inception) through December 31, 2009

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

Revenue:
Rental income	$8,682,000	$—
Expenses:
Rental expenses	2,201,000	—
General and administrative	1,670,000	268,000
Acquisition related expenses	7,099,000	18,000
Depreciation and amortization	3,591,000	—

Total expenses	14,561,000	286,000

Loss from operations	(5,879,000)	(286,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense	(1,416,000)	—
Loss in fair value of derivative financial instruments	(143,000)	—
Interest income	15,000	4,000

Net loss	(7,423,000)	(282,000)

Less: Net (income) loss attributable to noncontrolling interests	(1,000)	1,000

Net loss attributable to controlling interest	$(7,424,000)	$(281,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(0.99)	$(1.51)

Weighted average number of common shares outstanding — basic and diluted	7,471,184	186,330

The accompanying notes are an integral part of these consolidated financial statements.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

CONSOLIDATED STATEMENTS OF EQUITY

For the Year Ended December 31, 2010 and for the Period from
January 7, 2009 (Date of Inception) through December 31, 2009

	Stockholders’ Equity
	Common Stock
	Number of		Additional	Preferred	Accumulated	Noncontrolling
	Shares	Amount	Paid-In Capital	Stock	Deficit	Interests	Total Equity

BALANCE — January 7, 2009 (Date of Inception)	—	$—	$—	$—	$—	$—	$—
Issuance of common stock	1,517,268	15,000	15,103,000	—	—	—	15,118,000
Issuance of vested and nonvested restricted common stock	15,000	—	30,000	—	—	—	30,000
Offering costs	—	—	(1,589,000)	—	—	—	(1,589,000)
Amortization of nonvested common stock compensation	—	—	5,000	—	—	—	5,000
Noncontrolling interest contribution to operating partnership	—	—	—	—	—	2,000	2,000
Net loss	—	—	—	—	(281,000)	(1,000)	(282,000)

BALANCE — December 31, 2009	1,532,268	15,000	13,549,000	—	(281,000)	1,000	13,284,000
Issuance of common stock	13,724,945	137,000	136,807,000				136,944,000
Offering costs	—	—	(14,785,000)	—	—	—	(14,785,000)
Issuance of vested and nonvested restricted common stock	7,500	—	15,000	—	—	—	15,000
Issuance of common stock under the DRIP	208,955	2,000	1,983,000	—	—	—	1,985,000
Repurchase of common stock	(21,000)	—	(210,000)	—	—	—	(210,000)
Amortization of nonvested common stock compensation	—	—	39,000	—	—	—	39,000
Contribution from sponsor	—	—	259,000	—	—	—	259,000
Contribution from noncontrolling interest	—	—	—	—	—	200,000	200,000
Distribution to noncontrolling interest	—	—	—	—	—	(80,000)	(80,000)
Distributions declared	—	—	—	—	(4,866,000)	—	(4,866,000)
Net (loss) income	—	—	—	—	(7,424,000)	1,000	(7,423,000)

BALANCE — December 31, 2010	15,452,668	$154,000	$137,657,000	$—	$(12,571,000)	$122,000	$125,362,000

The accompanying notes are an integral part of these consolidated financial statements.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2010 and for the Period from
January 7, 2009 (Date of Inception) through December 31, 2009

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,423,000)	$(282,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization (including deferred financing costs, lease commissions, above/below market, leases, leasehold interests, debt discount and deferred rent receivable)	3,349,000	—
Stock based compensation	54,000	35,000
Bad debt expense	5,000	—
Change in fair value of derivative financial instruments	143,000	—
Changes in operating assets and liabilities:
Accounts and other receivables, net	(246,000)	—
Other assets, net	(235,000)	(36,000)
Accounts payable and accrued liabilities	1,735,000	178,000
Accounts payable due to affiliates	129,000	65,000
Prepaid rent and other liabilities	(392,000)	—

Net cash used in operating activities	(2,881,000)	(40,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(182,818,000)	—
Capital expenditures	(59,000)	—
Restricted cash	(2,816,000)	—
Real estate and escrow deposits	(649,000)	—

Net cash used in investing activities	(186,342,000)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on mortgage loans payable	51,110,000	—
Payments on mortgage loans payable	(245,000)	—
Borrowings under the line of credit	76,850,000	—
Payments under the line of credit	(65,050,000)	—
Proceeds from issuance of common stock	136,944,000	15,118,000
Deferred financing costs	(1,587,000)	—
Repurchase of common stock	(210,000)	—
Contribution from sponsor	259,000	—
Contribution from noncontrolling interest to our operating partnership	—	2,000
Distribution to noncontrolling interest	(80,000)	—
Security deposits	6,000	—
Payment of offering costs	(14,442,000)	(1,307,000)
Distributions paid	(2,087,000)	—

Net cash provided by financing activities	181,468,000	13,813,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	(7,755,000)	13,773,000
CASH AND CASH EQUIVALENTS — Beginning of period	13,773,000	—

CASH AND CASH EQUIVALENTS — End of period	$6,018,000	$13,773,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$898,000	$—
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
Accrued capital expenditures	$407,000	$—
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Other assets	$153,000	$—
Mortgage loans payable, net	$7,439,000	$—
Derivative financial instruments	$310,000	$—
Accounts payable and accrued liabilities	$233,000	$—
Security deposits, prepaid rent and other liabilities	$3,738,000	$—
Financing Activities:
Issuance of common stock under the DRIP	$1,985,000	$—
Distributions declared but not paid	$794,000	$—
Accrued offering costs	$625,000	$282,000
Contribution from noncontrolling interest	$200,000	$—
Accrued deferred financing costs	$28,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2010 and for the Period from
January 7, 2009 (Date of Inception) through December 31, 2009

The use of the words “we,” “us” or “our” refers to Grubb & Ellis Healthcare REIT II, Inc. and its subsidiaries, including Grubb & Ellis Healthcare REIT II Holdings, LP, except where the context otherwise requires.

1.	Organization and Description of Business

Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation, was incorporated on January 7, 2009 and therefore we consider that our date of inception. We were initially capitalized on February 4, 2009. We intend to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We may also originate and acquire secured loans and real estate-related investments. We generally will seek investments that produce current income. We intend to elect to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes for our taxable year ended December 31, 2010.

We are conducting a best efforts initial public offering, or our offering, in which we are offering to the public a minimum of 200,000 shares of our common stock for $10.00 per share aggregating at least $2,000,000, or the minimum offering, and a maximum of 300,000,000 shares of our common stock for $10.00 per share in our primary offering and 30,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, for $9.50 per share, aggregating up to $3,285,000,000. The United States, or U.S., Securities and Exchange Commission, or SEC, declared our registration statement effective as of August 24, 2009. As of December 31, 2010, we had received and accepted subscriptions in our offering for 15,222,213 shares of our common stock, or $151,862,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until January 21, 2011, when we had received and accepted subscriptions aggregating at least $164,250,000) and shares of our common stock issued pursuant to the DRIP.

We conduct substantially all of our operations through Grubb & Ellis Healthcare REIT II Holdings, LP, or our operating partnership. We are externally advised by Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor that has a one-year term that expires June 1, 2011 and is subject to successive one-year renewals upon the mutual consent of the parties. Our advisor supervises and manages our day-to-day operations and selects the properties and real estate-related investments we acquire, subject to the oversight and approval of our board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor engages affiliated entities to provide various services to us. Our advisor is managed by and is a wholly owned subsidiary of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, which is a wholly owned subsidiary of Grubb & Ellis Company, or Grubb & Ellis, or our sponsor.

As of December 31, 2010, we had completed 14 acquisitions comprising 25 buildings and approximately 873,000 square feet (unaudited) of gross leasable area, or GLA, for an aggregate purchase price of $193,442,000.

2.	Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such consolidated financial statements and the accompanying notes thereto are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying consolidated financial statements.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

Our accompanying consolidated financial statements include our accounts and those of our operating partnership, the wholly owned subsidiaries of our operating partnership and all non-wholly owned subsidiaries and any variable interest entities, or VIEs, as defined in Financial Accounting Standards Boards, or FASB, Accounting Standard Codification, or ASC, Topic 810, Consolidation, or ASC Topic 810, which we have concluded should be consolidated pursuant to ASC Topic 810. We operate and intend to continue to operate in an umbrella partnership REIT structure in which our operating partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership and as of December 31, 2010 and 2009 own a 99.99% general partnership interest therein. Our advisor is a limited partner and as of December 31, 2010 and 2009 owns a 0.01% noncontrolling limited partnership interest in our operating partnership. Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions, the accounts of our operating partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.

In preparing our accompanying consolidated financial statements, management has evaluated subsequent events through the financial statement issuance date. We believe that the disclosures contained herein are adequate to prevent the information presented from being misleading.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.

Restricted Cash

Restricted cash is primarily comprised of lender required accounts for property taxes, insurance, capital improvements and tenant improvements which are restricted as to use or withdrawal.

Restricted Cash Held in Escrow

Restricted funds held in escrow of $21,000 as of December 31, 2010 are not included in our assets in our accompanying consolidated balance sheet and consist of funds received from residents of Pennsylvania in connection with subscription agreements to purchase shares of our common stock in connection with our offering. We were required to raise $164,250,000 in our offering, or the funds raised including interest would have been returned to the subscribers. Therefore, as of December 31, 2010, the funds were held in an escrow account and were not released to or available to us until $164,250,000 was raised.

On January 21, 2011, we satisfied the $164,250,000 minimum offering amount required by the State of Pennsylvania in connection with our offering and began accepting subscriptions from Pennsylvania investors.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts

We recognize revenue in accordance with ASC Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

In accordance with ASC Topic 840, Leases, minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Differences between rental income recognized and amounts contractually due under the lease agreements are credited or charged, as applicable, to deferred rent receivable or deferred rent liability, as applicable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred. Tenant reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition — Principal Agent Consideration, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk. We recognize lease termination fees at such time when there is a signed termination letter agreement, all of the conditions of such agreement have been met and the tenant is no longer occupying the property.

Tenant receivables and unbilled deferred rent receivables are carried net of an allowance for uncollectible amounts. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. We maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Such allowance is charged to bad debt expense which is included in general and administrative in our accompanying consolidated statements of operations. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors. As of December 31, 2010 and 2009, we had $5,000 and $0, respectively, in allowance for uncollectible accounts which was determined necessary to reduce receivables to our estimate of the amount recoverable. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, none of our receivables or deferred rent receivables were directly written off to bad debt expense.

Operating Properties, Net

We carry our operating properties at historical cost less accumulated depreciation. The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of buildings and capital improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and capital improvements, up to 39 years, and the cost for tenant improvements is depreciated over the shorter of the lease term or useful life, ranging from five months to 22.0 years. When depreciable property is retired, replaced or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in earnings.

As part of the leasing process, we may provide the lessee with an allowance for the construction of leasehold improvements. These leasehold improvements are capitalized and recorded as tenant improvements and depreciated over the shorter of the useful life of the improvements or the lease term. If the allowance represents a payment for a purpose other than funding leasehold improvements, or in the event we are not considered the owner of the improvements, the allowance is considered to be a lease inducement and is recognized over the lease term as a reduction of rental revenue on a straight-line basis. Factors considered

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

during this evaluation include, among other things, who holds legal title to the improvements as well as other controlling rights provided by the lease agreement and provisions for substantiation of such costs (e.g. unilateral control of the tenant space during the build-out process). Determination of the appropriate accounting for the payment of a tenant allowance is made on a lease-by-lease basis, considering the facts and circumstances of the individual tenant lease. Recognition of lease revenue commences when the lessee is given possession of the leased space upon completion of tenant improvements when we are the owner of the leasehold improvements. However, when the leasehold improvements are owned by the tenant, the lease inception date (and the date on which recognition of lease revenue commences) is the date the tenant obtains possession of the leased space for purposes of constructing its leasehold improvements.

We assess the impairment of an operating property when events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount exceeds the sum of the future undiscounted cash flows expected to be generated to result from the use and eventual disposition of the property. We would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2010, there were no impairment losses recorded.

Property Acquisitions

In accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, we, with assistance from independent valuation specialists, measure the fair value of tangible and identified intangible assets and liabilities based on their respective fair values for acquired properties. The determination of the fair value of land is based upon comparable sales data and the fair value of buildings is based upon our determination of the value as if it were to be replaced and vacant using cost data and discounted cash flow models similar to those used by independent appraisers. We would also recognize the fair value of furniture, fixtures and equipment on the premises, if any, as well as the above or below market value of in-place leases, the value of in-place lease costs, tenant relationships, above or below market debt and derivative financial instruments assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.

The value of the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between: (1) the contractual amounts to be paid pursuant to the lease over its remaining term (including considering the impact of renewal options) and (2) our estimate of the amounts that would be paid using fair market rates over the remaining term of the lease (including considering the impact of renewal options). The amounts related to above market leases are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to rental income over the remaining non-cancelable lease term of the acquired leases with each property. The amounts related to below market leases are included in identified intangible liabilities, net in our accompanying consolidated balance sheets and are amortized to rental income over the remaining non-cancelable lease term plus any below market renewal options of the acquired leases with each property.

The total amount of other intangible assets acquired includes in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of the tenant’s lease and our overall relationship with the tenants. Characteristics considered by us in determining these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts related to in-place lease costs are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts related to the value of tenant relationships are included in identified intangible assets, net in our accompanying consolidated

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus the market renewal lease term.

The value of above or below market debt is determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The value of above or below market debt is included in mortgage loans payable, net in our accompanying consolidated balance sheets and is amortized to interest expense over the remaining term of the assumed mortgage.

The value of derivative financial instruments is determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, and is included in derivative financial instruments in our accompanying consolidated balance sheets. See Note 13, Fair Value of Financial Instruments, for a further discussion.

The fair values are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

Derivative Financial Instruments

We are exposed to the effect of interest rate changes in the normal course of business. We seek to mitigate these risks by following established risk management policies and procedures which include the occasional use of derivatives. Our primary strategy in entering into derivative contracts is to add stability to interest expense and to manage our exposure to interest rate movements. We utilize derivative instruments, including interest rate swaps, to effectively convert a portion of our variable rate debt to fixed rate debt. We do not enter into derivative instruments for speculative purposes.

Derivatives are recognized as either assets or liabilities in our accompanying consolidated balance sheets and are measured at fair value in accordance with ASC Topic 815, Derivatives and Hedging, or ASC Topic 815. ASC Topic 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Since our derivative instruments are not designated as hedge instruments, they do not qualify for hedge accounting under ASC Topic 815, and accordingly, changes in fair value are included as a component of interest expense in gain (loss) in fair value of derivative financial instruments in our accompanying consolidated statements of operations.

Fair Value Measurements

We follow ASC Topic 820 to account for the fair value of certain assets and liabilities. ASC Topic 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC Topic 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

ASC Topic 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

See Note 13, Fair Value of Financial Instruments, for a further discussion.

Real Estate and Escrow Deposits

Real estate and escrow deposits include funds held by escrow agents and others to be applied towards the purchase of real estate.

Other Assets, Net

Other assets, net consist primarily of deferred financing costs, deferred rent receivables, leasing commissions, prepaid expenses and deposits. Deferred financing costs include amounts paid to lenders and others to obtain financing. Such costs are amortized using the straight-line method over the term of the related loan, which approximates the effective interest rate method. Amortization of deferred financing costs is included in interest expense in our accompanying consolidated statements of operations. Leasing commissions are amortized using the straight-line method over the term of the related lease. Amortization of leasing commissions is included in depreciation and amortization in our accompanying consolidated statements of operations.

Stock Compensation

We follow ASC Topic 718, Compensation — Stock Compensation, to account for our stock compensation pursuant to the 2009 Incentive Plan, or our incentive plan. See Note 12, Equity — 2009 Incentive Plan, for a further discussion of grants under our incentive plan.

Income Taxes

We have not yet elected to be taxed as a REIT under the Code. We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, and we intend to be taxed as such beginning with our taxable year ended December 31, 2010. To qualify or maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our annual taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.

If we fail to qualify or maintain our qualification as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service, or the IRS, grants us relief under certain statutory

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. Because of our intention to elect REIT status for 2010, we will not benefit from the loss incurred for the year ended December 31, 2009.

We follow ASC Topic 740, Income Taxes, to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of December 31, 2010, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements.

Segment Disclosure

ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in medical office buildings, healthcare-related facilities and commercial office properties. Our investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of our assets have similar economic characteristics, tenants and products and services, our assets have been aggregated into one reportable segment for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Reclassifications

Acquisition related expenses of $18,000 for the period from January 7, 2009 (Date of Inception) through December 31, 2009 have been reclassified from general and administrative to acquisition related expenses on our accompanying consolidated statement of operations to conform to the current year presentation.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140, or SFAS No. 166 (now contained in ASC Topic 860, Transfers and Servicing). SFAS No. 166 removes the concept of a qualifying special-purpose entity from SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (now contained in ASC Topic 860, Transfers and Servicing), and removes the exception from applying Financial Accounting Standards Board Interpretation, or FIN, No. 46(R), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as revised, or FIN No. 46(R) (now contained in ASC Topic 810, Consolidation). SFAS No. 166 also clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. SFAS No. 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. Early adoption was prohibited. We adopted SFAS No. 166 on January 1, 2010. The adoption of SFAS No. 166 did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), or SFAS No. 167 (now contained in ASC Topic 810, Consolidation), which amends the consolidation guidance applicable to variable interest entities, or VIEs. The amendments to the overall consolidation guidance affect all entities currently within the scope of FIN No. 46(R), as well as qualifying special-purpose entities that are currently excluded from the scope of FIN No. 46(R). Specifically, an enterprise will need to reconsider its conclusion regarding whether an entity is a VIE, whether the enterprise is the VIE’s primary beneficiary and what type of financial statement disclosures are required. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. Early adoption was prohibited. We adopted SFAS No. 167 on January 1, 2010. The adoption of SFAS No. 167 did not have a material impact on our consolidated financial statements.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In January 2010, the FASB issued Accounting Standards Update, or ASU, 2010-06, Improving Disclosures about Fair Value Measurements, or ASU 2010-06. ASU 2010-06 amends ASC Topic 820 to require additional disclosure and clarify existing disclosure requirements about fair value measurements. ASU 2010-06 requires entities to provide fair value disclosures by each class of assets and liabilities, which may be a subset of assets and liabilities within a line item in the statement of financial position. The additional requirements also include disclosure regarding the amounts and reasons for significant transfers in and out of Level 1 and 2 of the fair value hierarchy and separate presentation of purchases, sales, issuances and settlements of items within Level 3 of the fair value hierarchy. The guidance clarifies existing disclosure requirements regarding the inputs and valuation techniques used to measure fair value for measurements that fall in either Level 2 or Level 3 of the hierarchy. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements, which disclosure requirements are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. We adopted ASU 2010-06 on January 1, 2010 and January 1, 2011, as applicable, which only applies to our disclosures on the fair value of financial instruments. The adoption of ASU 2010-06 did not have a material impact on our footnote disclosures. We have provided the applicable disclosures in Note 13, Fair Value of Financial Instruments.

In August 2010, the FASB issued ASU 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules, or ASU 2010-21. ASU 2010-21 updates various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The changes affect provisions relating to consolidation and reporting requirements under conditions of majority and minority ownership positions and ownership by both controlling and noncontrolling entities. The amendments also deal with redeemable and non-redeemable preferred stocks and convertible preferred stocks. We adopted ASU 2010-21 upon issuance in August 2010. The adoption of ASU 2010-21 did not have a material impact on our consolidated financial statements.

In August 2010, the FASB issued ASU 2010-22, Accounting for Various Topics — Technical Corrections to SEC Paragraphs, or ASU 2010-22. ASU 2010-22 amends various SEC paragraphs based on external comments received and the issuance of Staff Accounting Bulletin, or SAB, 112, which amends or rescinds portions of certain SAB topics. The topics affected include reporting of inventories in financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, business combinations prior to an initial public offering, accounting for divestitures, and accounting for oil and gas exchange offers. We adopted ASU 2010-22 upon issuance in August 2010. The adoption of ASU 2010-22 did not have a material impact on our consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805), or ASU 2010-29. ASU 2010-29 amends ASC Topic 805 to require the disclosure of pro forma revenue and earnings for all business combinations that occurred during the current year to be presented as of the beginning of the comparable prior annual reporting period. The amendments in ASU 2010-29 also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. We adopted ASU 2010-29 upon issuance in December 2010 and have provided such pro forma revenue and earnings disclosures in Note 16, Business Combinations. The adoption of ASU 2010-29 did not have a material impact on our consolidated financial statements.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Real Estate Investments

Our investments in our consolidated properties consisted of the following as of December 31, 2010 and 2009:

	December 31,
	2010	2009

Land	$14,592,000	$—
Building and improvements	150,813,000	—

	165,405,000	—
Less: accumulated depreciation	(2,070,000)	—

	$163,335,000	$—

Depreciation expense for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 was $2,070,000 and $0, respectively.

Acquisitions in 2010

For the year ended December 31, 2010, we completed 14 acquisitions comprising 25 buildings from unaffiliated parties. The aggregate purchase price of these properties was $193,442,000 and we paid

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$5,329,000 in acquisition fees to our advisor or its affiliates in connection with these acquisitions. The following is a summary of our acquisitions for the year ended December 31, 2010:

							Acquisition
							Fee to
					Mortgage		our Advisor
		Date	Ownership	Purchase	Loans	Line of	or its
Property	Property Location	Acquired	Percentage	Price	Payable(1)	Credit(2)	Affiliate(3)

Lacombe Medical Office Building	Lacombe, LA	03/05/10	100%	$6,970,000	$—	$—	$192,000
Center for Neurosurgery and Spine	Sartell, MN	03/31/10	100%	6,500,000	3,341,000	—	179,000
Parkway Medical Center	Beachwood, OH	04/12/10	100%	10,900,000	—	—	300,000
Highlands Ranch Medical Pavilion	Highlands Ranch, CO	04/30/10	100%	8,400,000	4,443,000	—	231,000
Muskogee Long-Term Acute Care Hospital	Muskogee, OK	05/27/10	100%	11,000,000	—	—	303,000
St. Vincent Medical Office Building	Cleveland, OH	06/25/10	100%	10,100,000	—	—	278,000
Livingston Medical Arts Pavilion	Livingston, TX	06/28/10	100%	6,350,000	—	—	175,000
Pocatello East Medical Office Building	Pocatello, ID	07/27/10	98.75%	15,800,000	—	5,000,000	435,000
Monument Long-Term	Cape Girardeau and
Acute Care Hospital	Joplin, MO
Portfolio(4)	and Athens, GA	Various	100%	29,272,000	—	26,800,000	811,000
Virginia Skilled Nursing	Charlottesville,
Facility Portfolio	Bastian,
	Lebanon, Fincastle, Low Moor, Midlothian and Hot Springs, VA	09/16/10	100%	45,000,000	26,810,000	12,900,000	1,238,000
Sylva Medical Office Building	Sylva, NC	11/15/10	100%	11,400,000	—	11,400,000	314,000
Surgical Hospital of Humble	Humble, TX	12/10/10	100%	13,100,000	9,000,000	3,600,000	360,000
Lawton Medical Office Building Portfolio	Lawton, OK	12/22/10	100%	11,550,000	—	9,800,000	318,000
Ennis Medical Office Building	Ennis, TX	12/22/10	100%	7,100,000	—	7,350,000	195,000

Total				$193,442,000	$43,594,000	$76,850,000	$5,329,000

(1)	Represents the balance of the mortgage loans payable assumed by us or newly placed on the property at the time of acquisition.

(2)	Represents borrowings under our secured revolving line of credit as defined in Note 8, with Bank of America, N.A., or Bank of America, at the time of acquisition. We periodically advance funds and pay down our secured revolving line of credit with Bank of America as needed. See Note 8, Line of Credit, for a further discussion.

(3)	Our advisor or its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.75% of the contract purchase price for each property acquired.

(4)	The Monument Long-Term Acute Care Hospital Portfolio, or the Monument LTACH Portfolio, consists of four long-term acute care hospitals. As of December 31, 2010, we had acquired three of the four hospitals. The difference in the purchase price of $29,272,000 noted above and the contract purchase price of $29,486,000 is due to the allocation of $214,000 to real estate and escrow deposits as such payments are related to the purchase of the remaining hospital of the Monument LTACH Portfolio. We purchased the remaining hospital of the Monument LTACH Portfolio on January 31, 2011. See Note 20, Subsequent Events — Property Acquisition, for a further discussion.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We reimburse our advisor or its affiliates for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. As of December 31, 2010, such fees and expenses did not exceed 6.0% of the purchase price of our acquisitions.

Acquisitions in 2009

We did not complete any acquisitions for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Proposed Acquisition

In August 2010, we entered into an agreement, as amended or assigned, to purchase the Monument LTACH Portfolio which consists of four long-term acute care hospitals: Cape Girardeau Long-Term Acute Care Hospital located in Cape Girardeau, Missouri, or the Cape property, Joplin Long-Term Acute Care Hospital located in Joplin, Missouri, or the Joplin property, Columbia Long-Term Acute Care Hospital located in Columbia, Missouri or the Columbia property, and Athens Long-Term Acute Care Hospital located in Athens, Georgia, or the Athens property. As of December 31, 2010, we had acquired the Cape property, the Joplin property and the Athens property. On January 31, 2011, we acquired the Columbia property. See Note 20, Subsequent Events — Property Acquisition, for a further discussion.

4.	Identified Intangible Assets, Net

Identified intangible assets, net consisted of the following as of December 31, 2010 and 2009:

	December 31,
	2010	2009

In-place leases, net of accumulated amortization of $1,028,000 and $0 as of December 31, 2010 and 2009, respectively (with a weighted average remaining life of 11.3 years and 0 years as of December 31, 2010 and 2009, respectively)	$13,245,000	$—
Above market leases, net of accumulated amortization of $121,000 and $0 as of December 31, 2010 and 2009, respectively (with a weighted average remaining life of 9.6 years and 0 years as of December 31, 2010 and 2009, respectively)	1,795,000	—
Tenant relationships, net of accumulated amortization of $377,000 and $0 as of December 31, 2010 and 2009, respectively (with a weighted average remaining life of 21.8 years and 0 years as of December 31, 2010 and 2009, respectively)	11,912,000	—
Leasehold interests, net of accumulated amortization of $2,000 and $0 as of December 31, 2010 and 2009, respectively (with a weighted average remaining life of 62.4 years and 0 years as of December 31, 2010 and 2009, respectively)	1,256,000	—
Master lease, net of accumulated amortization of $95,000 and $0 as of December 31, 2010 and 2009, respectively (with a weighted average remaining life of 1.6 years and 0 years as of December 31, 2010 and 2009, respectively)	360,000	—

	$28,568,000	$—

Amortization expense for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 was $1,644,000 and $0, respectively, which included $121,000 and $0, respectively, of amortization recorded against rental income for above market leases and $2,000 and $0, respectively, of amortization recorded against rental expenses for leasehold interests in our accompanying consolidated statements of operations.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The aggregated weighted average remaining life of the identified intangible assets is 17.7 years. Estimated amortization expense on the identified intangible assets as of December 31, 2010 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount

2011	$3,042,000
2012	2,664,000
2013	2,293,000
2014	2,155,000
2015	1,949,000
Thereafter	16,465,000

$28,568,000

5.	Other Assets, Net

Other assets, net consisted of the following as of December 31, 2010 and 2009:

	December 31,
	2010	2009

Deferred financing costs, net of accumulated amortization of $225,000 and $0 as of December 31, 2010 and 2009, respectively	$1,390,000	$—
Lease commissions, net of accumulated amortization of $1,000 and $0 as of December 31, 2010 and 2009, respectively	58,000	—
Deferred rent receivable	576,000	—
Prepaid expenses and deposits	345,000	36,000

	$2,369,000	$36,000

Amortization expense on deferred financing costs and lease commissions for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 was $226,000 and $0, respectively, of which $225,000 and $0, respectively, of amortization was recorded as interest expense for deferred financing costs in our accompanying consolidated statements of operations.

Estimated amortization expense on deferred financing costs and lease commissions as of December 31, 2010 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount

2011	$798,000
2012	349,000
2013	68,000
2014	64,000
2015	63,000
Thereafter	106,000

$1,448,000

6.	Mortgage Loans Payable, Net

Mortgage loans payable were $58,648,000 ($58,331,000, net of discount) and $0 as of December 31, 2010 and 2009, respectively. As of December 31, 2010, we had two fixed rate and four variable rate mortgage

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

loans payable with effective interest rates ranging from 1.36% to 6.00% per annum and a weighted average effective interest rate of 5.12% per annum. As of December 31, 2010, we had $12,354,000 ($12,332,000, net of discount) of fixed rate debt, or 21.1% of mortgage loans payable, at a weighted average effective interest rate of 5.96% per annum and $46,294,000 ($45,999,000, net of discount) of variable rate debt, or 78.9% of mortgage loans payable, at a weighted average effective interest rate of 4.90% per annum.

Most of the mortgage loans payable may be prepaid and in some cases subject to a prepayment premium. We are required by the terms of certain loan documents to meet certain covenants, such as occupancy ratios, leverage ratios, net worth ratios, debt service coverage ratios, liquidity ratios, operating cash flow to fixed charges ratios and reporting requirements. As of December 31, 2010, we were in compliance with all such requirements.

Mortgage loans payable, net consisted of the following as of December 31, 2010 and 2009:

	Interest		December 31,
Property	Rate(1)	Maturity Date	2010	2009

Fixed Rate Debt:
Highlands Ranch Medical Pavilion	5.88%	11/11/12	$4,383,000	$—
Pocatello East Medical Office Building	6.00%	10/01/20	7,971,000	—

			12,354,000	—
Variable Rate Debt:
Center for Neurosurgery and Spine(2)	1.36%	08/15/21(callable)	3,184,000	—
Virginia Skilled Nursing Facility Portfolio(3)	5.50%	03/14/12	26,810,000	—
Surgical Hospital of Humble	5.75%	12/09/11	9,000,000	—
Lawton Medical Office Building Portfolio(4)	3.16%	01/01/16	7,300,000	—

			46,294,000	—

Total fixed and variable rate debt			58,648,000	—
Less: discount			(317,000)	—

Mortgage loans payable, net			$58,331,000	$—

(1)	Represents the per annum interest rate in effect as of December 31, 2010.

(2)	As of December 31, 2010, we had a fixed rate interest rate swap of 6.00% per annum on such variable rate mortgage loan payable, thereby effectively fixing our interest rate over the term of the mortgage loan payable. See Note 7, Derivative Financial Instruments, for a further discussion. The mortgage loan payable requires monthly principal and interest payments and is due August 15, 2021; however, the principal balance is immediately due upon written request from the seller confirming that the seller agrees to pay the interest rate swap termination amount, if any. Additionally, the seller guarantors agreed to retain their guaranty obligations with respect to the mortgage loan and the interest rate swap agreement. We, the seller and the seller guarantors have also agreed to indemnify the other parties for any liability caused by a party’s breach or nonperformance of obligations under the loan.

(3)	Represents a bridge loan we secured from KeyBank National Association which matures on March 14, 2012 or until such time that we are able to pay such bridge loan in full by obtaining a Federal Housing Association Mortgage loan. The maturity date may be extended by one six-month period subject to satisfaction of certain conditions.

(4)	As of December 31, 2010, we had a fixed rate interest rate swap of 4.41% per annum on such variable rate mortgage loan payable, thereby effectively fixing our interest rate from January 1, 2011 through

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

January 1, 2014. See Note 7, Derivative Financial Instruments, for a further discussion. The mortgage loan payable requires monthly principal and interest payments.

The principal payments due on our mortgage loans payable as of December 31, 2010 for each of the next five years ending December 31 and thereafter, is as follows:

Year	Amount

2011	$12,605,000
2012	31,438,000
2013	341,000
2014	341,000
2015	341,000
Thereafter	13,582,000

$58,648,000

7.	Derivative Financial Instruments

ASC Topic 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. We utilize derivatives such as fixed interest rate swaps to add stability to interest expense and to manage our exposure to interest rate movements. Consistent with ASC Topic 815, we record derivative financial instruments in our accompanying consolidated balance sheets as either an asset or a liability measured at fair value. ASC Topic 815 permits special hedge accounting if certain requirements are met. Hedge accounting allows for gains and losses on derivatives designated as hedges to be offset by the change in value of the hedged item(s) or to be deferred in other comprehensive income.

As of December 31, 2010, no derivatives were designated as fair value hedges or cash flow hedges. Derivatives not designated as hedges are not speculative and are used to manage our exposure to interest rate movements, but do not meet the strict hedge accounting requirements of ASC Topic 815. Changes in the fair value of derivative financial instruments are recorded as a component of interest expense in gain (loss) in fair value of derivative financial instruments in our accompanying consolidated statements of operations. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we recorded $143,000 and $0, respectively, as an increase to interest expense in our accompanying consolidated statements of operations related to the change in the fair value of our derivative financial instruments.

The following table lists the derivative financial instruments held by us as of December 31, 2010:

		Interest			Maturity
Notional Amount	Index	Rate	Fair Value	Instrument	Date

$3,184,000	one month LIBOR	6.00%	$(372,000)	Swap	08/15/21
7,300,000	one month LIBOR	4.41%	(81,000)	Swap	01/01/14

$10,484,000			$(453,000)

We did not have any derivative financial instruments as of December 31, 2009.

See Note 13, Fair Value of Financial Instruments, for a further discussion of the fair value of our derivative financial instruments.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Line of Credit

On July 19, 2010, we entered into a loan agreement with Bank of America, or the Bank of America Loan Agreement, to obtain a secured revolving credit facility with an aggregate maximum principal amount of $25,000,000, or the line of credit. The actual amount of credit available under the line of credit at any given time is a function of, and is subject to, certain loan to cost, loan to value and debt service coverage ratios contained in the Bank of America Loan Agreement. The line of credit matures on July 19, 2012 and may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee.

Any loan made under the line of credit shall bear interest at per annum rates equal to either: (a) the daily floating London Interbank Offered Rate, or LIBOR, plus 3.75%, subject to a minimum interest rate floor of 5.00%; (b) or if the daily floating LIBOR rate is not available, a base rate which means, for any day, a fluctuating rate per annum equal to the highest of: (i) the prime rate for such day plus 3.75% or (ii) the one-month LIBOR rate for such day, if available, plus 3.75%, in either case, subject to a minimum interest rate floor of 5.00%.

The Bank of America Loan Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt and limitations on distributions by properties that serve as collateral for the line of credit in the event of default. The Bank of America Loan Agreement also provides that an event of default under any other unsecured or recourse debt that we have in excess of $5,000,000 shall constitute an event of default under the Bank of America Loan Agreement. The Bank of America Loan Agreement also imposes the following financial covenants: (a) minimum liquidity thresholds; (b) a minimum ratio of operating cash flow to fixed charges; (c) a maximum ratio of liabilities to asset value; (d) a maximum distribution covenant; and (e) a minimum tangible net worth covenant. In the event of default, Bank of America has the right to terminate its obligations under the Bank of America Loan Agreement, including the funding of future loans and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon and may seek foreclosure on any properties securing the line of credit. As of December 31, 2010, we were in compliance with all such covenants and requirements.

As of December 31, 2010, our aggregate borrowing capacity under the line of credit was $22,600,000 and borrowings under the line of credit totaled $11,800,000. As of December 31, 2010, $10,800,000 remained available under the line of credit. As of December 31, 2009, we had not entered into the line of credit. The weighted-average interest rate of borrowings as of December 31, 2010 was 5.00% per annum. The line of credit is secured by Lacombe Medical Office Building, Parkway Medical Center, Livingston Medical Arts Pavilion, St. Vincent Medical Office Building and Sylva Medical Office Building as of December 31, 2010.

On January 28, 2011, we further secured the line of credit by adding Ennis Medical Office Building located in Ennis, Texas, or the Ennis MOB property, as a secured property, thereby increasing our aggregate borrowing capacity under the line of credit to $25,000,000. See Note 20, Subsequent Events — Line of Credit, for a further discussion.

9.	Identified Intangible Liabilities, Net

Identified intangible liabilities, net consisted of the following as of December 31, 2010 and 2009:

	December 31,
	2010	2009

Below market leases, net of accumulated amortization of $42,000 and $0 as of December 31, 2010 and 2009, respectively (with a weighted average remaining life of 16.9 years and 0 years as of December 31, 2010 and 2009, respectively)	$502,000	$—

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization expense on below market leases for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 was $42,000 and $0, respectively. Amortization expense on below market leases is recorded to rental income in our accompanying consolidated statements of operations.

Estimated amortization expense on below market leases as of December 31, 2010 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount

2011	$82,000
2012	72,000
2013	25,000
2014	17,000
2015	17,000
Thereafter	289,000

$502,000

10.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Environmental Matters

We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our consolidated financial position, results of operations or cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

Other Organizational and Offering Expenses

Our organizational and offering expenses, other than selling commissions and the dealer manager fee, are being paid by our advisor or its affiliates on our behalf. Other organizational and offering expenses include all expenses (other than selling commissions and the dealer manager fee which generally represent 7.0% and 3.0%, respectively, of our gross offering proceeds) to be paid by us in connection with our offering. These other organizational and offering expenses will only become our liability to the extent they do not exceed 1.0% of the gross proceeds from the sale of shares of our common stock in our offering, other than shares of our common stock sold pursuant to the DRIP. As of December 31, 2010 and 2009, our advisor and its affiliates had incurred expenses on our behalf of $2,701,000 and $1,956,000, respectively, in excess of 1.0% of the gross proceeds of our offering, and therefore, these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2010 and 2009. To the extent we raise additional funds from our offering, these amounts may become our liability.

When recorded by us, other organizational expenses will be expensed as incurred, and offering expenses are charged to stockholders’ equity as such amounts are reimbursed to our advisor or its affiliates from the

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

gross proceeds of our offering. See Note 11, Related Party Transactions — Offering Stage, for a further discussion of other organizational and offering expenses.

Other

Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In our view, these matters are not expected to have a material adverse effect on our consolidated financial position, results of operations or cash flows.

11.	Related Party Transactions

Fees and Expenses Paid to Affiliates

All of our executive officers and our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, our sponsor, Grubb & Ellis Equity Advisors or other affiliated entities. We entered into the Advisory Agreement with our advisor and a dealer manager agreement with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, or our dealer manager. These agreements entitle our advisor, our dealer manager and their affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $21,321,000 and $1,704,000, respectively, to our advisor or its affiliates as detailed below.

Offering Stage

Selling Commissions

Our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $9,306,000 and $998,000, respectively, in selling commissions to our dealer manager. Such commissions are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager from the gross proceeds of our offering.

Dealer Manager Fee

Our dealer manager receives a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $4,107,000 and $441,000, respectively, in dealer manager fees to our dealer manager or its affiliates. Such fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our advisor or Grubb & Ellis Equity Advisors on our behalf. Our advisor or Grubb & Ellis Equity Advisors are reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $1,372,000 and $150,000, respectively, in offering expenses to our advisor or Grubb & Ellis Equity Advisors. Other organizational expenses are expensed as incurred, and offering expenses are charged to stockholders’ equity as

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

such amounts are reimbursed to our advisor or Grubb & Ellis Equity Advisors from the gross proceeds of our offering.

Acquisition and Development Stage

Acquisition Fee

Our advisor or its affiliates will receive an acquisition fee of up to 2.75% of the contract purchase price for each property we acquire or 2.0% of the origination or acquisition price for any real estate-related investment we originate or acquire. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate-related investments we acquire with funds raised in our offering, including acquisitions completed after the termination of the Advisory Agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $5,329,000 and $0, respectively, in acquisition fees to our advisor or its affiliates. Acquisition fees in connection with the acquisition of properties are expensed as incurred in accordance with ASC Topic 805 and are included in acquisition related expenses in our accompanying consolidated statements of operations.

Development Fee

Our advisor or its affiliates receive, in the event our advisor or its affiliates provide development-related services, a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based on the cost of such development.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any development fees to our advisor or its affiliates.

Reimbursement of Acquisition Expenses

Our advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating and acquiring assets, which will be reimbursed regardless of whether an asset is acquired. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. As of December 31, 2010 and 2009, such fees and expenses did not exceed 6.0% of the purchase price or total development costs.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $29,000 and $0, respectively, in acquisition expenses to our advisor or its affiliates. Reimbursement of acquisition expenses are expensed as incurred in accordance with ASC Topic 805 and are included in acquisition related expenses in our accompanying consolidated statements of operations.

Operational Stage

Asset Management Fee

Our advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.85% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of average invested capital. For such purposes, average invested assets means the average of the aggregate book

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation; and average invested capital means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $612,000 and $0, respectively, in asset management fees to our advisor or its affiliates, which is included in general and administrative in our consolidated statements of operations.

Property Management Fee

Our advisor or its affiliates are paid a monthly property management fee of up to 4.0% of the gross monthly cash receipts from each property managed by our advisor or its affiliates. Our advisor or its affiliates may sub-contract its duties to any third-party, including for fees less than the property management fees payable to our advisor, or its affiliates. In addition to the above property management fee, for each property managed directly by entities other than our advisor or its affiliates, we will pay our advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property; provided however, that in no event will we pay both a property management fee and an oversight fee to our advisor or its affiliates with respect to the same property.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $245,000 and $0, respectively, in property management fees and oversight fees to our advisor or its affiliates, which is included in rental expenses in our accompanying consolidated statements of operations.

On-site Personnel and Engineering Payroll

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, our advisor or its affiliates incurred on our behalf $46,000 and $0, respectively, in payroll for on-site personnel and engineering, which is included in rental expenses in our accompanying consolidated statements of operations.

Lease Fees

We may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the gross revenues generated during the initial term of the lease.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $59,000 and $0, respectively, in lease fees to our advisor or its affiliates, which is capitalized as lease commissions and included in other assets, net in our accompanying consolidated balance sheets.

Construction Management Fee

In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, our advisor or its affiliates will be paid a construction management fee of up to 5.0% of the cost of such improvements. For the year ended December 31, 2010 and for the period from

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

January 7, 2009 (Date of Inception) through December 31, 2009, we incurred $21,000 and $0, respectively, in construction management fees to our advisor or its affiliates. Construction management fees are capitalized as part of the associated asset and included in operating properties, net on our accompanying consolidated balance sheets.

Operating Expenses

We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of: (i) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (ii) 25.0% of our net income, as defined in the Advisory Agreement, unless our independent directors determine that such excess expenses are justified based on unusual and nonrecurring factors. For the 12 months ended December 31, 2010, our operating expenses exceeded this limitation by $40,000. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 2.1% and (46.9)%, respectively, for the 12 months ended December 31, 2010. We raised the minimum offering and had funds held in escrow released to us to commence real estate operations in October 2009. We purchased our first property in March 2010. At this early stage of our operations, our general and administrative expenses are relatively high compared with our funds from operations and our average invested assets. Our board of directors determined that the relationship of our general and administrative expenses to our funds from operations and our average invested assets was justified for the 12 months ended December 31, 2010, given the costs of operating a public company and the early stage of our operations.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, Grubb & Ellis Equity Advisors incurred operating expenses on our behalf of $25,000 and $56,000, respectively, which is included in general and administrative in our accompanying consolidated statements of operations.

Related Party Services Agreement

We entered into a services agreement, effective September 21, 2009, or the Transfer Agent Services Agreement, with Grubb & Ellis Equity Advisors, Transfer Agent, LLC, formerly known as Grubb & Ellis Investor Solutions, LLC, or our transfer agent, for transfer agent and investor services. The Transfer Agent Services Agreement has an initial one-year term and shall thereafter automatically be renewed for successive one-year terms. Since our transfer agent is an affiliate of our advisor, the terms of the Transfer Agent Services Agreement were approved and determined by a majority of our directors, including a majority of our independent directors, as fair and reasonable to us and at fees which are no greater than that which would be paid to an unaffiliated third party for similar services. The Transfer Agent Services Agreement requires our transfer agent to provide us with a 180 day advance written notice for any termination, while we have the right to terminate upon 60 days advance written notice.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred expenses of $111,000 and $59,000, respectively, for investor services that our transfer agent provided to us, which is included in general and administrative in our accompanying consolidated statements of operations.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, Grubb & Ellis Equity Advisors incurred expenses of $53,000 and $7,000, respectively, for subscription agreement processing services that our transfer agent provided to us. As an other organizational and offering expense, these subscription agreement processing expenses will only become our liability to the extent cumulative other organizational and offering expenses do not exceed 1.0% of the gross

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

proceeds from the sale of shares of our common stock in our offering, other than shares of our common stock sold pursuant to the DRIP.

Compensation for Additional Services

Our advisor or its affiliates are paid for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we incurred expenses of $59,000 and $0, respectively, for internal controls compliance services our advisor or its affiliates provided to us.

Liquidity Stage

Disposition Fees

For services relating to the sale of one or more properties, our advisor or its affiliates will be paid a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors, including a majority of our independent directors, upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any disposition fees to our advisor or its affiliates.

Subordinated Participation Interest

Subordinated Distribution of Net Sales Proceeds

In the event of liquidation, our advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the net proceeds from the sales of properties, after distributions to our stockholders, in the aggregate, of (1) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus (2) an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sale proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any such distributions to our advisor.

Subordinated Distribution upon Listing

Upon the listing of shares of our common stock on a national securities exchange, our advisor will be paid a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not incur any such distributions to our advisor.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Subordinated Distribution Upon Termination

Upon termination or non-renewal of the Advisory Agreement, our advisor will be entitled to a subordinated distribution from our operating partnership equal to 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive, in exchange for their shares of our common stock, shares of a company that are traded on a national securities exchange.

As of December 31, 2010 and 2009, we had not recorded any charges to earnings related to the subordinated distribution upon termination.

Fees Payable Upon Internalization of the Advisor

Prior to June 1, 2010, to the extent that our board of directors determined that it was in the best interests of our stockholders to internalize (acquire from our advisor) any management functions provided by our advisor, the compensation payable to our advisor for such specific internalization would be negotiated and agreed upon by our independent directors and our advisor. Effective June 1, 2010, we amended the Advisory Agreement to eliminate any compensation or remuneration payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization of the management functions provided by our advisor in the future. However, this amendment is not intended to limit any other compensation or distributions that we or our operating partnership may pay our advisor in accordance with the Advisory Agreement or any other agreement, including but not limited to the agreement of limited partnership of our operating partnership.

Accounts Payable Due to Affiliates

The following amounts were outstanding to affiliates as of December 31, 2010 and 2009:

	December 31,
Fee	2010	2009

Selling commissions and dealer manager fees	$539,000	$132,000
Asset and property management fees	166,000	—
Offering costs	86,000	150,000
Construction management fees	21,000	—
Operating expenses	16,000	65,000
On-site personnel and engineering payroll	7,000	—
Lease commissions	5,000	—

	$840,000	$347,000

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Equity

Preferred Stock

Our charter authorizes us to issue 200,000,000 shares of our $0.01 par value preferred stock. As of December 31, 2010 and 2009, no shares of preferred stock were issued and outstanding.

Common Stock

We are offering and selling to the public up to 300,000,000 shares of our common stock, par value $0.01 per share, for $10.00 per share and up to 30,000,000 shares of our common stock, par value $0.01 per share, to be issued pursuant to the DRIP for $9.50 per share. Our charter authorizes us to issue 1,000,000,000 shares of our common stock.

On February 4, 2009, our advisor purchased 20,000 shares of common stock for total cash consideration of $200,000 and was admitted as the initial stockholder. We used the proceeds from the sale of shares of our common stock to our advisor to make an initial capital contribution to our operating partnership.

On October 21, 2009, we granted an aggregate of 15,000 shares of our restricted common stock to our independent directors. On June 8, 2010, in connection with their re-election, we granted an aggregate of 7,500 shares of our restricted common stock to our independent directors. Through December 31, 2010, we issued 15,222,213 shares of our common stock in connection with our offering and 208,955 shares of our common stock pursuant to the DRIP, and we had also repurchased 21,000 shares of our common stock under our share repurchase plan. As of December 31, 2010 and 2009, we had 15,452,668 and 1,532,268 shares of our common stock issued and outstanding.

Noncontrolling Interests

On February 4, 2009, our advisor made an initial capital contribution of $2,000 to our operating partnership in exchange for 200 partnership units.

As of December 31, 2010 and 2009, we owned a 99.99% general partnership interest in our operating partnership and our advisor owned a 0.01% limited partnership interest in our operating partnership. As such, 0.01% of the earnings of our operating partnership are allocated to noncontrolling interests, subject to certain limitations.

In addition, as of December 31, 2010, we owned a 98.75% interest in the consolidated limited liability company that owns Pocatello East Medical Office Building, or the Pocatello East MOB property, that was purchased on July 27, 2010. As such, 1.25% of the earnings of the Pocatello East MOB property are allocated to noncontrolling interests.

Distribution Reinvestment Plan

We adopted the DRIP that allows stockholders to purchase additional shares of our common stock through the reinvestment of distributions, subject to certain conditions. We have registered and reserved 30,000,000 shares of our common stock for sale in our offering pursuant to the DRIP. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, $1,985,000 and $0, respectively, in distributions were reinvested and 208,955 and zero shares of our common stock, respectively, were issued pursuant to the DRIP. As of December 31, 2010 and 2009, a total of $1,985,000 and $0, respectively, in distributions were reinvested and 208,955 and zero shares of our common stock, respectively, were issued pursuant to the DRIP.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Share Repurchase Plan

Our board of directors has approved a share repurchase plan. Our share repurchase plan allows for repurchases of shares of our common stock by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Subject to the availability of the funds for share repurchases, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided, however, that shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP.

Under our share repurchase plan, repurchase prices range from $9.25, or 92.5% of the price paid per share, following a one year holding period to an amount not less than 100% of the price paid per share following a four year holding period. However, if shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price will be no less than 100% of the price paid to acquire the shares of our common stock from us. In order to effect the repurchase of shares of our common stock held for less than one year due to the death of a stockholder or a stockholder with a qualifying disability, we must receive written notice within one year after the death of the stockholder or the stockholder’s qualifying disability, as applicable. Furthermore, our share repurchase plan provides that if there are insufficient funds to honor all repurchase requests, pending requests will be honored among all requests for repurchase in any given repurchase period, as follows: first, pro rata as to repurchases sought upon a stockholder’s death; next, pro rata as to repurchases sought by stockholders with a qualifying disability; and, finally, pro rata as to other repurchase requests.

For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we repurchased 21,000 shares of our common stock for an aggregate of $210,000 and zero shares of our common stock for an aggregate of $0, respectively. As of December 31, 2010 and 2009, we had repurchased 21,000 shares of our common stock for an aggregate amount of $210,000 and zero shares of our common stock for an aggregate amount of $0, respectively.

2009 Incentive Plan

We adopted our incentive plan, pursuant to which our board of directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 2,000,000.

On October 21, 2009, we granted an aggregate of 15,000 shares of restricted common stock, as defined in our incentive plan, to our independent directors in connection with their initial election to our board of directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. On June 8, 2010, in connection with their re-election, we granted an aggregate of 7,500 shares of our restricted common stock, as defined in our incentive plan, to our independent directors, which will vest over the same period described above. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our offering, and with respect to the initial 20.0% of shares that vested on the grant date, expensed as compensation immediately, and with respect to the remaining shares, amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of restricted common stock have full voting rights and rights to dividends. For the year ended December 31, 2010 and for the period from

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

January 7, 2009 (Date of Inception) through December 31, 2009, we recognized compensation expense of $54,000 and $35,000, respectively, related to the restricted common stock grants ultimately expected to vest. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not assume any forfeitures. Stock compensation expense is included in general and administrative in our accompanying consolidated statements of operations.

As of December 31, 2010 and 2009, there was $136,000 and $115,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of our restricted common stock. This expense is expected to be recognized over a remaining weighted average period of 3.06 years.

As of December 31, 2010 and 2009, the fair value of the nonvested shares of restricted common stock was $150,000 and $120,000, respectively. A summary of the status of the nonvested shares of our restricted common stock as of December 31, 2010 and 2009, and the changes for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, is presented below:

		Weighted
	Restricted	Average Grant
	Common Stock	Date Fair Value

Balance — January 7, 2009 (Date of Inception)	—	$—
Granted	15,000	10.00
Vested	(3,000)	10.00
Forfeited	—	—

Balance — December 31, 2009	12,000	10.00
Granted	7,500	10.00
Vested	(4,500)	10.00
Forfeited	—	—

Balance — December 31, 2010	15,000	$10.00

Expected to vest — December 31, 2010	15,000	$10.00

13.	Fair Value of Financial Instruments

Financial Instruments Reported at Fair Value

Derivative Financial Instruments

We use interest rate swaps to manage interest rate risk associated with floating rate debt. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, foreign exchange rates and implied volatilities. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

To comply with the provisions of ASC Topic 820, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Although we have determined that the majority of the inputs used to value our interest rate swaps fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with this instrument utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparty. However, as of December 31, 2010, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative position and have determined that the credit valuation adjustments are not significant to the overall valuation of our interest rate swaps. As a result, we have determined that our interest rate swaps valuation in its entirety is classified in Level 2 of the fair value hierarchy.

Assets and liabilities at fair value

The table below presents our assets and liabilities measured at fair value on a recurring basis as of December 31, 2010, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in	Significant
	Active Markets for	Other	Significant
	Identical Assets and	Observable	Unobservable
	Liabilities	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Liabilities:
Derivative financial instruments	$—	$453,000	$—	$453,000

Total liabilities at fair value	$—	$453,000	$—	$453,000

We did not have any fair value measurements using significant unobservable inputs (Level 3) as of December 31, 2010.

Financial Instruments Disclosed at Fair Value

ASC Topic 825, Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheets. Fair value is defined under ASC Topic 820.

Our accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, real estate and escrow deposits, accounts and other receivables, net, accounts payable and accrued liabilities, accounts payable due to affiliates, mortgage loans payable, net and borrowings under the line of credit.

We consider the carrying values of cash and cash equivalents, restricted cash, real estate and escrow deposits, accounts and other receivables, net and accounts payable and accrued liabilities to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization. The fair value of accounts payable due to affiliates is not determinable due to the related party nature of the accounts payable.

The fair value of the mortgage loans payable and the line of credit is estimated using a discounted cash flow analysis using borrowing rates available to us for debt instruments with similar terms and maturities. As of December 31, 2010, the fair value of the mortgage loans payable were $59,246,000 compared to the carrying value of $58,331,000. The fair value of the line of credit as of December 31, 2010 was $12,070,000, compared to a carrying value of $11,800,000. We did not have any mortgage loans payable or the line of credit as of December 31, 2009.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Tax Treatment of Distributions

The income tax treatment for distributions reportable for the year ended December 31, 2010 was as follows:

	Year Ended
	December 31, 2010

Ordinary income	$941,000	23.2%
Capital gain	—	—
Return of capital	3,122,000	76.8

	$4,063,000	100%

We began paying distributions in 2010. Amounts listed above do not include distributions paid on nonvested shares of our restricted common stock which have been separately reported.

15.	Future Minimum Rent

Rental Income

We have operating leases with tenants that expire at various dates through 2025 and in some cases subject to scheduled fixed increases or adjustments based on the consumer price index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Future minimum base rent contractually due under operating leases, excluding tenant reimbursements of certain costs, as of December 31, 2010 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount

2011	$17,894,000
2012	17,519,000
2013	17,043,000
2014	16,664,000
2015	16,050,000
Thereafter	117,802,000

$202,972,000

16.	Business Combinations

For the year ended December 31, 2010, we completed 14 acquisitions comprising 25 buildings and 873,000 square feet (unaudited) of GLA. The aggregate purchase price was $193,442,000, plus closing costs and acquisition fees of $6,647,000, which are included in acquisition related expenses in our accompanying consolidated statements of operations. See Note 3, Real Estate Investments, for a listing of the properties acquired, the dates of acquisition and the amount of financing initially incurred or assumed in connection with such acquisition.

Results of operations for the property acquisitions are reflected in our accompanying consolidated statements of operations for the year ended December 31, 2010 for the periods subsequent to the acquisition

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

dates. For the period from the acquisition date through December 31, 2010, we recognized the following amounts of revenues and net income (loss) for the property acquisitions:

Property	Revenues	Net income (loss)

Lacombe Medical Office Building	$675,000	$200,000
Center for Neurosurgery and Spine	$625,000	$(194,000)
Parkway Medical Center	$1,270,000	$48,000
Highlands Ranch Medical Pavilion	$810,000	$(56,000)
Muskogee Long-Term Acute Care Hospital	$646,000	$331,000
St. Vincent Medical Office Building	$750,000	$(31,000)
Livingston Medical Arts Pavilion	$446,000	$143,000
Pocatello East Medical Office Building	$850,000	$150,000
Monument Long-Term Acute Care Hospital Portfolio	$966,000	$557,000
Virginia Skilled Nursing Facility Portfolio	$1,363,000	$277,000
Sylva Medical Office Building	$152,000	$46,000
Surgical Hospital of Humble	$73,000	$(11,000)
Lawton Medical Office Building Portfolio	$33,000	$(54,000)
Ennis Medical Office Building	$23,000	$9,000

The fair value of our 14 acquisitions at the time of acquisition is shown below:

	Lacombe	Center for		Highlands	Muskogee	St. Vincent
	Medical	Neurosurgery	Parkway	Ranch	Long-Term	Medical	Livingston
	Office	and	Medical	Medical	Acute	Office	Medical Arts
	Building	Spine	Center	Pavilion	Care Hospital	Building	Pavilion

Land	$409,000	$319,000	$1,320,000	$1,234,000	$379,000	$1,568,000	$—
Building and improvements	5,438,000	4,689,000	7,192,000	5,444,000	8,314,000	6,746,000	4,976,000
In-place leases	512,000	575,000	969,000	668,000	897,000	741,000	519,000
Tenant relationships	458,000	585,000	1,318,000	999,000	1,395,000	964,000	312,000
Leasehold interest	—	—	—	—	—	—	149,000
Master lease	—	—	—	—	—	—	—
Above market leases	—	327,000	97,000	27,000	—	106,000	473,000

Total assets acquired	6,817,000	6,495,000	10,896,000	8,372,000	10,985,000	10,125,000	6,429,000

Mortgage loans payable, net	—	(3,025,000)	—	(4,414,000)	—	—	—
Below market leases	—	—	(41,000)	—	—	(50,000)	(80,000)
Derivative financial instrument	—	(310,000)	—	—	—	—	—
Other liabilities	—	—	—	—	—	—	—

Total liabilities assumed	—	(3,335,000)	(41,000)	(4,414,000)	—	(50,000)	(80,000)

Net assets acquired	$6,817,000	$3,160,000	$10,855,000	$3,958,000	$10,985,000	$10,075,000	$6,349,000

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Monument
	Pocatello	Long-	Virginia			Lawton
	East	Term Acute	Skilled	Sylva		Medical	Ennis
	Medical	Care	Nursing	Medical	Surgical	Office	Medical
	Office	Hospital	Facility	Office	Hospital of	Building	Office
	Building	Portfolio	Portfolio	Building	Humble	Portfolio	Building

Land	$—	$3,772,000	$4,405,000	$—	$719,000	$—	$467,000
Building and improvements	14,319,000	22,065,000	37,709,000	9,116,000	10,413,000	8,440,000	5,486,000
In-place leases	672,000	2,351,000	2,837,000	845,000	1,287,000	834,000	586,000
Tenant relationships	554,000	1,083,000	2,449,000	528,000	681,000	460,000	503,000
Leasehold interest	—	—	—	347,000	—	762,000	—
Master lease	455,000	—	—	—	—	—	—
Above market leases	—	—	—	—	—	830,000	56,000

Total assets acquired	16,000,000	29,271,000	47,400,000	10,836,000	13,100,000	11,326,000	7,098,000

Mortgage loans payable, net	—	—	—	—	—	—	—
Below market leases	—	—	—	—	—	(373,000)	—
Derivative financial instrument	—	—	—	—	—	—	—
Other liabilities	—	—	(2,400,000)	—	—	—	—

Total liabilities assumed	—	—	(2,400,000)	—	—	(373,000)	—

Net assets acquired	$16,000,000	$29,271,000	$45,000,000	$10,836,000	$13,100,000	$10,953,000	$7,098,000

Assuming the property acquisitions discussed above had occurred on January 7, 2009 (Date of Inception), for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, pro forma revenues, net loss, net loss attributable to controlling interest and net loss per common share attributable to controlling interest — basic and diluted would have been as follows:

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

Revenues	$22,200,000	$20,893,000
Net loss	$2,143,000	$894,000
Net loss attributable to controlling interest	$2,142,000	$891,000
Net loss per common share attributable to controlling interest — basic and diluted	$0.15	$0.06

The pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs were raised as of January 7, 2009 (Date of Inception). In addition, as acquisition related expenses related to the 14 acquisitions are not expected to have a continuing impact, they have been excluded from the pro forma results. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred on January 7, 2009 (Date of Inception), nor are they necessarily indicative of future operating results.

17.	Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and cash equivalents, escrow deposits, restricted cash and accounts and other receivables. Cash is generally invested in investment-grade, short-term instruments with a maturity of three months or less when purchased. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2010 and 2009, we had cash and cash equivalents, escrow deposits and restricted cash accounts in excess of FDIC insured limits. We believe this risk is not significant. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants, and security deposits are obtained upon lease execution.

Based on leases in effect as of December 31, 2010, we owned properties in four states for which each state accounted for 10.0% or more of our annualized base rent. Virginia accounted for 23.6% of annualized base rent, Ohio accounted for 16.0% of annualized base rent, Texas accounted for 13.0% of annualized base rent and Oklahoma accounted for 10.7% of annualized base rent. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.

As of December 31, 2010, three of our tenants at our consolidated properties accounted for 10.0% or more of our aggregate annualized base rent, as follows:

		Percentage of		GLA	Lease
	Annualized	Annualized		(Square Feet)	Expiration
Tenant	Base Rent(1)	Base Rent	Property	(unaudited)	Date

Landmark Holdings of Missouri, LLC	$2,620,000	14.4%	Monument Long-Term Acute Care Hospital Portfolio	85,000	10/31/25
Kissito Healthcare	$2,249,000	12.4%	Virginia Skilled Nursing Facility Portfolio	144,000	01/31/25
Laurel Health Care Company	$2,034,000	11.2%	Virginia Skilled Nursing Facility Portfolio	88,000	various - 2016 to 2025

(1)	Annualized base rent is based on contractual base rent from leases in effect as of December 31, 2010. The loss of any of these tenants or their inability to pay rent could have a material adverse effect on our business and results of operations.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not own any properties.

18.	Per Share Data

We report earnings (loss) per share pursuant to ASC Topic 260, Earnings per Share. Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) attributable to controlling interest by the weighted average number of shares of our common stock outstanding during the period. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Nonvested shares of our restricted common stock give rise to potentially dilutive shares of our common stock. As of December 31, 2010 and 2009, there were 15,000 and 12,000 shares, respectively, of nonvested shares of our restricted common stock outstanding, but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during these periods.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Selected Quarterly Financial Data (Unaudited)

Set forth below is the unaudited selected quarterly financial data. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with GAAP, the unaudited selected quarterly financial data when read in conjunction with our consolidated financial statements.

	Quarters Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Revenues	$4,672,000	$2,807,000	$1,142,000	$61,000
Expenses	(5,371,000)	(5,341,000)	(2,981,000)	(868,000)

Loss from operations	(699,000)	(2,534,000)	(1,839,000)	(807,000)
Other income (expense)	(932,000)	(396,000)	(220,000)	4,000

Net loss	(1,631,000)	(2,930,000)	(2,059,000)	(803,000)

Less: Net income attributable to noncontrolling interests	—	(1,000)	—	—

Net loss attributable to controlling interest	$(1,631,000)	$(2,931,000)	$(2,059,000)	$(803,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(0.13)	$(0.34)	$(0.37)	$(0.30)

Weighted average number of common shares outstanding — basic and diluted	12,765,174	8,745,255	5,558,762	2,690,794

				Period from
				January 7, 2009
				(Date of Inception)
	Quarters Ended			through
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009

Revenues	$—	$—	$—	$—
Expenses	(224,000)	(62,000)	—	—

Loss from operations	(224,000)	(62,000)	—	—
Other income	4,000	—	—	—

Net loss	(220,000)	(62,000)	—	—

Less: Net loss attributable to noncontrolling interest	1,000	—	—	—

Net loss attributable to controlling interest	$(219,000)	$(62,000)	$—	$—

Net loss per common share attributable to controlling interest — basic and diluted	$(0.32)	$(3.10)	$—	$—

Weighted average number of common shares outstanding — basic and diluted	675,136	20,000	20,000	13,333

GRUBB & ELLIS HEALTHCARE REIT II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Subsequent Events

Status of our Offering

On January 21, 2011, we satisfied the $164,250,000 minimum offering amount required by the State of Pennsylvania in connection with our offering and began accepting subscriptions from Pennsylvania investors.

As of February 28, 2011, we had received and accepted subscriptions in our offering for 18,559,580 shares of our common stock, or $185,142,000, excluding shares of our common stock issued pursuant to the DRIP.

Line of Credit

On January 28, 2011, we further secured the line of credit by adding the Ennis MOB property to the collateral pool of properties securing the line of credit. We acquired the Ennis MOB property on December 22, 2010. As a result of adding the Ennis MOB property to the collateral pool of properties securing the line of credit, our borrowing capacity under the line of credit increased from $22,600,000 to $25,000,000.

Share Repurchases

In January 2011, we repurchased 8,500 shares of our common stock, for an aggregate amount of $79,000, under our share repurchase plan.

Property Acquisition

Columbia Long-Term Acute Care Hospital

On January 31, 2011, we purchased the Columbia property, the fourth hospital comprising the Monument LTACH Portfolio, from an unaffiliated party for a contract purchase price of $12,209,000, plus closing costs. The Columbia property is a one-story long-term acute care hospital facility comprising approximately 31,000 square feet of GLA. We financed the purchase price of the Columbia property using $11,000,000 in borrowings under the line of credit and proceeds from our offering. In connection with the acquisition, we paid an acquisition fee of $336,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2010

							Cost	Gross Amount of Which Carried at Close of Period(d)
					Initial Cost to Company		Capitalized		Buildings		Accumulated
						Buildings and	Subsequent to		and	Total	Depreciation	Date of	Date
Description		Encumbrances			Land	Improvements	Acquisition	Land	Improvements	(c)	(e)(f)	Construction	Acquired

Lacombe Medical Office Building (Medical Office)	Lacombe, LA	$	(a	)	$409,000	$5,438,000	$20,000	$409,000	$5,458,000	$5,867,000	$(165,000)	2004	03/05/10
Center for Neurosurgery and Spine (Medical Office)	Sartell, MN		3,184,000		319,000	4,689,000	6,000	319,000	4,695,000	5,014,000	(177,000)	2006	03/31/10
Parkway Medical Center (Medical Office)	Beachwood, OH		(a	)	1,320,000	7,192,000	28,000	1,320,000	7,220,000	8,540,000	(289,000)	1972,1987	04/12/10
Highlands Ranch Medical Pavilion (Medical Office)	Highlands Ranch, CO		4,383,000		1,234,000	5,444,000	83,000	1,234,000	5,527,000	6,761,000	(167,000)	1999	04/30/10
Muskogee Long-Term Acute Care Hospital (Hospital)	Muskogee, OK		—		379,000	8,314,000	—	379,000	8,314,000	8,693,000	(178,000)	2006	05/27/10
St. Vincent Medical Office Building (Medical Office)	Cleveland, OH		(a	)	1,568,000	6,746,000	10,000	1,568,000	6,756,000	8,324,000	(190,000)	1985	06/25/10
Livingston Medical Arts Pavilion (Medical Office)	Livingston, TX		(a	)	—	4,976,000	—	—	4,976,000	4,976,000	(105,000)	2007	06/28/10
Pocatello East Medical Office Building (Medical Office)	Pocatello, ID		7,971,000		—	14,319,000	—	—	14,319,000	14,319,000	(168,000)	2007	07/27/10
Monument Long-Term Acute Care Hospital Portfolio
	Cape Girardeau, MO		—		799,000	6,268,000	—	799,000	6,268,000	7,067,000	(91,000)	2006	08/12/10
	Joplin, MO		—		995,000	6,908,000	—	995,000	6,908,000	7,903,000	(86,000)	2007	08/31/10
	Athens, GA		—		1,978,000	8,889,000	—	1,978,000	8,889,000	10,867,000	(52,000)	2008	10/29/10
Virginia Skilled Nursing Facility Portfolio (Skilled Nursing)			26,810,000
	Charlottesville, VA		(b	)	829,000	9,175,000	—	829,000	9,175,000	10,004,000	(78,000)	2004	09/16/10
	Bastian, VA		(b	)	217,000	2,546,000	—	217,000	2,546,000	2,763,000	(28,000)	1989	09/16/10
	Lebanon, VA		(b	)	359,000	3,917,000	—	359,000	3,917,000	4,276,000	(35,000)	1990	09/16/10
	Fincastle, VA		—		302,000	3,147,000	—	302,000	3,147,000	3,449,000	(34,000)	1990	09/16/10
	Low Moor, VA		(b	)	655,000	6,817,000	—	655,000	6,817,000	7,472,000	(53,000)	1989	09/16/10
	Midlothian, VA		(b	)	1,840,000	9,991,000	—	1,840,000	9,991,000	11,831,000	(82,000)	1991	09/16/10
	Hot Springs, VA		—		203,000	2,116,000	—	203,000	2,116,000	2,319,000	(24,000)	1990	09/16/10
Sylva Medical Office Building (Medical Office)	Sylva, NC		(a	)	—	9,116,000	196,000	—	9,312,000	9,312,000	(43,000)	2010	11/15/10
Surgical Hospital of Humble (Hospital)	Humble, TX		9,000,000		719,000	10,413,000	—	719,000	10,413,000	11,132,000	(25,000)	2000/2010	12/10/10
Lawton Medical Office Building Portfolio (Medical Office)	Lawton, OK		7,300,000		—	8,440,000	123,000	—	8,563,000	8,563,000	—	1985/2008	12/22/10
Ennis Medical Office Building (Medical Office)	Ennis, TX		—		467,000	5,486,000	—	467,000	5,486,000	5,953,000	—	2008	12/22/10

			$58,648,000		$14,592,000	$150,347,000	$466,000	$14,592,000	$150,813,000	$165,405,000	$(2,070,000)

(a)	As of December 31, 2010, our secured revolving line of credit with Bank of America, N.A. with an aggregate maximum principal amount of $25,000,000 is secured by Lacombe Medical Office Building, Parkway Medical Center, St. Vincent Medical Office Building, Livingston Medical Arts Pavilion and Sylva Medical Office Building. As of December 31, 2010, our borrowing capacity was $22,600,000 and borrowings totaled $11,800,000.

(b)	Virginia Skilled Nursing Facility Portfolio consists of seven skilled nursing facilities. As of December 31, 2010, a mortgage loan payable in the amount of $26,810,000 was secured by five of the skilled nursing facilities.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

SCHEDULE III — REAL ESTATE AND
ACCUMULATED DEPRECIATION — (Continued)
December 31, 2010

(c)	The changes in total real estate for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 are as follows:

Amount

Balance as of January 7, 2009 (Date of Inception)	$—
Acquisitions	—
Additions	—
Dispositions	—

Balance as of December 31, 2009	—
Acquisitions	164,939,000
Additions	466,000
Dispositions	—

Balance as of December 31, 2010	$165,405,000

(d)	For federal income tax purposes, the aggregate cost of our properties is $199,026,000.

(e)	The changes in accumulated depreciation for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 are as follows:

Amount

Balance as of January 7, 2009 (Date of Inception)	$—
Additions	—
Dispositions	—

Balance as of December 31, 2009	—
Additions	(2,070,000)
Dispositions	—

Balance as of December 31, 2010	$(2,070,000)

(f)	The cost of buildings and capital improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and capital improvements, up to 39 years, and the cost for tenant improvements is depreciated over the shorter of the lease term or useful life, ranging from five months to 22.0 years.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc. (Registrant)

By	/s/ Jeffrey T. Hanson Jeffrey T. Hanson	Chief Executive Officer and Chairman of the Board

Date: March 10, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By	/s/ Jeffrey T. Hanson Jeffrey T. Hanson	Chief Executive Officer and Chairman of the Board (principal executive officer)

Date: March 10, 2011

By	/s/ Shannon K S Johnson Shannon K S Johnson	Chief Financial Officer (principal financial officer and principal accounting officer)

Date: March 10, 2011

By	/s/ Danny Prosky Danny Prosky	President, Chief Operating Officer and Director

Date: March 10, 2011

By	/s/ Patrick R. Leardo Patrick R. Leardo	Director

Date: March 10, 2011

By	/s/ Gerald W. Robinson Gerald W. Robinson	Director

Date: March 10, 2011

By	/s/ Gary E. Stark Gary E. Stark	Director

Date: March 10, 2011

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this Exhibit Index immediately precedes the exhibits.

The following exhibits are included, or incorporated by reference, in this Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (and are numbered in accordance with Item 601 of Regulation S-K).

3.1	Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated July 30, 2009 (included as Exhibit 3.1 to Pre-Effective Amendment No. 3 to our Registration Statement on Form S-11 (File No. 333-158111) filed August 5, 2009 and incorporated herein by reference)
3.2	Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated September 1, 2009 (included as Exhibit 3.1 to our Current Report on Form 8-K filed September 3, 2009 and incorporated herein by reference)
3.3	Second Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated September 18, 2009 (included as Exhibit 3.1 to our Current Report on Form 8-K filed September 21, 2009 and incorporated herein by reference)
3.4	Bylaws of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 (File No. 333-158111) filed March 19, 2009 and incorporated herein by reference)
4.1	Third Amended and Restated Escrow Agreement between Grubb & Ellis Healthcare REIT II, Inc., Grubb & Ellis Securities, Inc. and CommerceWest Bank, N.A., dated November 24, 2010 (included as Exhibit 4.1 to our Current Report on Form 8-K filed November 30, 2010 and incorporated herein by reference)
4.2	Form of Subscription Agreement of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit B to Post-Effective Amendment No. 7 to our Registration Statement on Form S-11 (File No. 333-158111) filed December 1, 2010 and incorporated herein by reference)
4.3	Distribution Reinvestment Plan of Grubb & Ellis Healthcare REIT II, Inc. effective as of August 24, 2009 (included as Exhibit C to Post-Effective Amendment No. 7 to our Registration Statement on Form S-11 (File No. 333-158111) filed December 1, 2010 and incorporated herein by reference)
4.4	Share Repurchase Plan of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit D to Post-Effective Amendment No. 7 to our Registration Statement on Form S-11 (File No. 333-158111) filed December 1, 2010 and incorporated herein by reference)
10.1	Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT II Holdings, LP (included as Exhibit 10.2 to our Registration Statement on Form S-11 (File No. 333-158111) filed March 19, 2009 and incorporated herein by reference)
10.2	Amended and Restated Advisory Agreement by and among Grubb & Ellis Healthcare REIT II, Inc., Grubb & Ellis Healthcare REIT II Holdings, LP and Grubb & Ellis Healthcare REIT II Advisor, LLC, dated June 1, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 1, 2010 and incorporated herein by reference)
10.3	Form of Indemnification Agreement between Grubb & Ellis Healthcare REIT II, Inc. and Indemnitee made effective as of August 24, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 3, 2009 and incorporated herein by reference)
10.4	Grubb & Ellis Healthcare REIT II, Inc. 2009 Incentive Plan (included as Exhibit 10.3 to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-11 (File No. 333-158111) filed May 8, 2009 and incorporated herein by reference)
10.5	Form of Restricted Stock Award Agreement of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 26, 2009 and incorporated herein by reference)
10.6	Real Estate Purchase Agreement and Escrow Instructions between Grubb & Ellis Equity Advisors, LLC and Stingray Properties, LLC and Crystal Blue Properties, LLC, Sylvan Holdings, LLC and Dr. Samuel Elghoran, dated January 7, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 8, 2010 and incorporated herein by reference)

10.7	Assignment and Assumption of Real Estate Purchase and Sale Agreement between Grubb & Ellis Equity Advisors, LLC and G&E Healthcare REIT II Sartell MOB, LLC, dated January 7, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 8, 2010 and incorporated herein by reference)
10.8	Purchase and Sale Agreement between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC and Highlands Ranch Medical Pavilion, LLC, dated January 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 28, 2010 and incorporated herein by reference)
10.9	Purchase and Sale Agreement between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC, dated January 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 3, 2010 and incorporated herein by reference)
10.10	Real Estate Purchase Agreement between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC, dated February 8, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 12, 2010 and incorporated herein by reference)
10.11	First Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated February 8, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 12, 2010 and incorporated herein by reference)
10.12	First Amendment to Real Estate Purchase Agreement and Escrow Instructions between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC and First American Title Insurance Company, dated February 19, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 24, 2010 and incorporated herein by reference)
10.13	First Amendment to Purchase Agreement and Escrow Instructions between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC and Resource Title Agency, dated February 23, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 1, 2010 and incorporated herein by reference)
10.14	Second Amendment to Real Estate Purchase Agreement and Escrow Instructions between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC and First American Title Insurance Company, dated February 26, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 4, 2010 and incorporated herein by reference)
10.15	Second Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 1, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 4, 2010 and incorporated herein by reference)
10.16	Third Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 5, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 11, 2010 and incorporated herein by reference)
10.17	Second Amendment to Purchase Agreement and Escrow Instructions between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC and Resource Title Agency, dated March 16, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 16, 2010 and incorporated herein by reference)
10.18	Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 19, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2010 and incorporated herein by reference)
10.19	Performance of Loan Obligations and Indemnity Agreement between G&E Healthcare REIT II Sartell MOB, LLC, G&E Healthcare REIT II, Inc., Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, and Dr. Samuel Elghor, dated March 31, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)

10.20	Replacement Reserve Agreement between G&E Healthcare REIT II Sartell MOB, LLC and Wells Fargo Bank, N.A., dated March 31, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.21	Mortgage, Security Agreement and Assignment of Rents and Leases between G&E Healthcare REIT II Sartell MOB, LLC and Stingray Properties, LLC, dated March 31, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.22	Subordination Agreement (Mortgage) between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, and Wells Fargo Bank, N.A., dated March 31, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.23	Modification of Third-Party Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents, between ) G&E Healthcare REIT II Sartell MOB, LLC, and Wells Fargo Bank, N.A., dated March 31, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.24	Consent and Assumption Agreement between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, and Wells Fargo Bank, N.A., dated March 31, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.25	Bill of Sale, Assignment and Assumption of Leases and Contracts between G&E Healthcare REIT II Sartell MOB, LLC and Stingray Properties, LLC, dated March 31, 2010 (included as Exhibit 10.7 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.26	Construction Loan Note of Stingray Properties, LLC in favor of Wells Fargo Bank, N.A., dated September 16, 2005 (included as Exhibit 10.8 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.27	Construction Term Loan Agreement between Stingray Properties, LLC and Wells Fargo Bank, N.A., effective September 16, 2005 (included as Exhibit 10.9 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.28	Note Modification Agreement between Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor, Gary Verkinnes, Dr. Hector Ho, Dr. Jeffrey Gerdes, Ronald Berg and Wells Fargo Bank, N.A., effective July 1, 2006 (included as Exhibit 10.10 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.29	Second Note Modification Agreement between Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor, Gary Verkinnes, Dr. Hector Ho, Dr. Jeffrey Gerdes, Ronald Berg and Wells Fargo Bank, N.A., effective August 15, 2006 (included as Exhibit 10.11 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.30	Interest Rate Master Agreement between Stingray Properties LLC and Wells Fargo Bank, N.A., dated August 26, 2005 (included as Exhibit 10.12 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.31	Confirmation between Stingray Properties, LLC and Wells Fargo Bank, N.A., dated August 26, 2005 (included as Exhibit 10.13 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.32	Amended and Restated Confirmation between Stingray Properties, LLC and Wells Fargo Bank, N.A., dated July 28, 2006 (included as Exhibit 10.14 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.33	Third-Party Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents between Sylvan Holdings, LLC and Wells Fargo Bank, N.A., dated September 16, 2005 (included as Exhibit 10.15 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.34	Third Amendment to Purchase Agreement and Escrow Instructions between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC and Resource Title Agency, dated April 7, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 13, 2010 and incorporated herein by reference)
10.35	First Amendment to Purchase and Sale Agreement between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC and HRMED, LLC, dated April 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 4, 2010 and incorporated herein by reference)

10.36	Consent and Assumption Agreement between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC, Grubb & Ellis Healthcare REIT II, Inc., HRMED, LLC, William Scott Reichenberg, Neil Littmann and Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, N.A.), as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CPN1, whose master servicer is Midland Loan Services, Inc., dated April 30, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.37	Assignment of Management Agreement and Subordination of Management Fees between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC, Grubb & Ellis Healthcare REIT II, Inc., to Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, N.A.), as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CPN1, whose master servicer is Midland Loan Services, Inc., and consented to by Grubb & Ellis Equity Advisors, Property Management, Inc., dated April 30, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.38	Promissory Note between HRMED, LLC and Column Financial, Inc., dated as of October 18, 2002 (included as Exhibit 10.3 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.39	Deed of Trust and Security Agreement entered into by HRMED, LLC for the benefit of Column Financial, Inc., dated October 18, 2002 (included as Exhibit 10.4 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.40	Assignment of Leases and Rents by HRMED, LLC and Column Financial, Inc., dated October 17, 2002 and effective as of October 18, 2002 (included as Exhibit 10.5 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.41	Indemnity and Guaranty Agreement between William Scott Reichenberg and Neil Littmann and Column Financial, Inc., dated as of October 18, 2002 (included as Exhibit 10.6 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.42	Hazardous Substances Indemnity Agreement between HRMED, LLC between William Scott Reichenberg and Neil Littmann and Column Financial, Inc., dated as of October 18, 2002 (included as Exhibit 10.7 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.43	Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and Muskogee LTACH, LLC, dated April 16, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 1, 2010 and incorporated herein by reference)
10.44	First Amendment to Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and Muskogee LTACH, LLC, dated May 17, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 1, 2010 and incorporated herein by reference)
10.45	Assignment and Assumption of Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Muskogee LTACH, LLC, dated May 27, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 1, 2010 and incorporated herein by reference)
10.46	Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and Vincent MBL Investors, LP and First American Title Insurance Company, dated May 25, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 29, 2010 and incorporated herein by reference)
10.47	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and Vincent MBL Investors, LP and First American Title Insurance Company, dated June 21, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 29, 2010 and incorporated herein by reference)
10.48	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and Vincent MBL Investors, LP, dated June 22, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 29, 2010 and incorporated herein by reference)

10.49	Assignment and Assumption of Purchase Agreement and Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II St. Vincent MOB, LLC, dated June 25, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 29, 2010 and incorporated herein by reference)
10.50	Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and CNL Retirement DAS Pocatello ID, LP, dated April 27, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 7, 2010 and incorporated herein by reference)
10.51	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and CNL Retirement DAS Pocatello ID, LP, dated May 27, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 7, 2010 and incorporated herein by reference)
10.52	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and CNL Retirement DAS Pocatello ID, LP, dated June 8, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 7, 2010 and incorporated herein by reference)
10.53	Assignment and Assumption of Purchase Agreement and Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Pocatello MOB, LLC, dated June 30, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 7, 2010 and incorporated herein by reference)
10.54	Promissory Note between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.55	Credit Agreement between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.56	Guaranty Agreement between Grubb & Ellis Healthcare REIT II, Inc. and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.57	Ownership Interests Pledge and Security Agreement by Grubb & Ellis Healthcare REIT II Holdings, LP in favor of Bank of America, N.A. (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.58	Environmental Indemnity Agreement between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, Grubb & Ellis Healthcare REIT II, Inc. and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.59	Collateral Assignment of Management Contract between G&E HC REIT II Lacombe MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc., Property One, Inc. and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.60	Collateral Assignment of Management Contract between G&E HC REIT II Parkway Medical Center, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc., The King Group Realty, Inc. and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.61	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II Parkway Medical Center, LLC in favor of Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.62	Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II Lacombe MOB, LLC in favor of Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)

10.63	Third Amendment to Agreement for the Purchase and Sale of Real Property between G&E HC REIT II Pocatello MOB, LLC and CBL Retirement DAS Pocatello ID, LP, dated July 27, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 2, 2010 and incorporated herein by reference)
10.64	Amended and Restated Limited Liability Company Agreement of G&E HC REIT II Pocatello MOB JV, LLC between Pocatello Medical Office Partners, LLC and Grubb & Ellis Healthcare REIT II Holdings, LP, dated July 27, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 2, 2010 and incorporated herein by reference)
10.65	Agreement for Purchase and Sale of Real Property by and between Grubb & Ellis Equity Advisors, LLC and White Oaks Real Estate Investments of Cape Girardeau, LLC, White Oaks Real Estate Investments of Joplin, LLC, White Oaks Real Estate Investments of Columbia, LLC and White Oaks Real Estate Investments of Georgia, LLC, dated June 18, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.66	First Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC and White Oaks Real Estate Investments, LLC, White Oaks Real Estate Investments of Joplin, LLC, White Oaks Real Estate Investments of Columbia, LLC and White Oaks Real Estate Investments of Georgia, LLC, dated July 22, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.67	Second Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC and White Oaks Real Estate Investments, LLC, White Oaks Real Estate Investments of Joplin, LLC, White Oaks Real Estate Investments of Columbia, LLC and White Oaks Real Estate Investments of Georgia, LLC, dated July 28, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.68	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Monument LTACH Portfolio, LLC, dated August 12, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.69	Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Cape Girardeau LTACH, LLC, dated August 12, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.70	Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Joplin LTACH, LLC, dated August 31, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 7, 2010 and incorporated herein by reference)
10.71	Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC, CLC RE, LLC, Alembarle Health Investors, LLC, James R. Smith and James R. Pietrzak, dated June 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.72	First Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC, CLC RE, LLC, Alembarle Health Investors, LLC, James R. Smith and James R. Pietrzak, dated July 21, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.73	Second Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC, CLC RE, LLC, Alembarle Health Investors, LLC, James R. Smith and James R. Pietrzak, dated July 28, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.74	Third Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC, CLC RE, LLC, Alembarle Health Investors, LLC, James R. Smith and James R. Pietrzak, dated August 27, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)

10.75	Form of Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Bastian SNF, LLC, dated September 16, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.76	Promissory Note by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Low Moor SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC and KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.77	Loan Agreement by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Low Moor SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC and KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.7 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.78	Environmental and Hazardous Substances Indemnity Agreement by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Low Moor SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC and KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.8 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.79	Form of Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Bastian SNF, LLC in favor of KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.9 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.80	Form of Assignment of Rents and Leases by and between G&E HC REIT II Bastian SNF, LLC and KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.10 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.81	Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement by G&E HC REIT II Livingston MOB, LLC in favor of Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.82	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II St. Vincent Cleveland MOB, LLC in favor of Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.83	Collateral Assignment of Management Contract between G&E HC REIT II Livingston MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc., Promed Management Services, Inc. and Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.84	Collateral Assignment of Management Contract between G&E HC REIT II St. Vincent Cleveland MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc. and Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.85	Joinder to Promissory Note between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC and Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)

10.86	Joinder to Credit Agreement and Other Loan Documents between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC and Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.87	Promissory Note by G&E HC REIT II Pocatello MOB, LLC, in favor of Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.88	Environmental Indemnity Agreement by and between G&E HC REIT II Pocatello MOB, LLC and Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.89	Guaranty of Non-Recourse Carve Outs by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.90	Escrow and Pledge Agreement by and between G&E HC REIT II Pocatello MOB, LLC, Sun Life Assurance Company of Canada and Westcap Corporation, dated September 16, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.91	Assignment of Leases and Rents by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.92	Leasehold Deed of Trust, Security Agreement and Fixture Filing by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.93	Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Athens LTACH, LLC, dated October 29, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 4, 2010 and incorporated herein by reference)
10.94	Leasehold Deed Of Trust, Assignment Of Leases And Rents, Security Agreement and Fixture Filing by G&E HC REIT II Sylva MOB, LLC in favor of Bank of America, N.A., dated November 15, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 19, 2010 and incorporated herein by reference)
10.95	Collateral Assignment of Management Contract between G&E HC REIT II Sylva MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc. and Bank of America, N.A., dated November 15, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 19, 2010 and incorporated herein by reference)
10.96	Joinder to Promissory Note between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Sylva MOB, LLC and Bank of America, N.A., dated November 15, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 19, 2010 and incorporated herein by reference)
10.97	Joinder to Credit Agreement and Other Loan Documents between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Sylva MOB, LLC and Bank of America, N.A., dated November 15, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed November 19, 2010 and incorporated herein by reference)
10.98	Promissory Note by G&E HC REIT II Surgical Hospital of Humble, LLC in favor of American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)

10.99		Loan Agreement by and between G&E HC REIT II Surgical Hospital of Humble, LLC, Grubb & Ellis Healthcare REIT II, Inc. and American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.100		Guaranty Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.101		Assignment of Rents, Leases and Other Benefits by G&E HC REIT II Surgical Hospital of Humble, LLC in favor of American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.102		Deed of Trust by Grubb & Ellis Healthcare REIT II, Inc. in favor of American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.103		Secured Promissory Note by G&E HC REIT II Lawton MOB Portfolio, LLC in favor of U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.104		Loan Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.105		Unsecured Environmental Indemnity Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC, Grubb & Ellis Healthcare REIT II, Inc. and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.106		Repayment Guaranty Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.107		Mortgage with Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of in favor of U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.108		International Swap Dealers Association, Inc. Master Agreement by and between by G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated December 17, 2010 and effective as of December 28, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
21	.1*	Subsidiaries of Grubb & Ellis Healthcare REIT II, Inc.
31	.1*	Certification of Chief Executive Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31	.2*	Certification of Chief Financial Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32	.1**	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002
32	.2**	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

*	Filed herewith.

**	Furnished herewith.